UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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CARBO CERAMICS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CARBO CERAMICS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Stockholders of CARBO Ceramics Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of CARBO Ceramics Inc. will be held Tuesday, May 20, 2014, at 9:00 a.m. local time, at the Hotel Granduca, 1080 Uptown Park Boulevard, Houston, Texas 77056, for the following purposes:

1. To elect eight Directors, the names of whom are set forth in the accompanying proxy statement, to serve until the 2015 Annual Meeting of Stockholders.

2. To approve the 2014 CARBO Ceramics Inc. Omnibus Incentive Plan.

3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

4. To approve, by advisory vote, the compensation of the named executive officers.

5. To transact such other business as may properly be brought before the meeting.

Stockholders of record at the close of business on March 24, 2014 are the only stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders. A complete list of stockholders entitled to vote at the Annual Meeting of Stockholders will be available for examination at the Company’s principal executive offices located at 575 N. Dairy Ashford, Suite 300, Houston, Texas 77079, for a period of ten days prior to the Annual Meeting of Stockholders. This list of stockholders will also be available for inspection at the Annual Meeting of Stockholders and may be inspected by any stockholder for any purpose germane to the Annual Meeting of Stockholders.

It is important that your shares be represented at the meeting. Accordingly, even if you plan to attend the meeting in person, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope prior to the Annual Meeting of Stockholders or follow the Internet or telephone voting procedures described on the proxy card. If you attend the meeting and wish to vote in person, you may withdraw your proxy and vote in person. Your prompt consideration is greatly appreciated.

By Order of the Board of Directors,

/s/ R. Sean Elliott
R. Sean Elliott Corporate Secretary

April 2, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2014: The Proxy Statement and Annual Report to Stockholders are available at www.carboannualmeeting.com.

CARBO CERAMICS INC.

575 N. Dairy Ashford, Suite 300

Houston, Texas 77079

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of CARBO Ceramics Inc. (the “Company”) for use at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held May 20, 2014, at 9:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Hotel Granduca, 1080 Uptown Park Boulevard, Houston, Texas 77056.

The Company’s principal executive offices are located at 575 N. Dairy Ashford, Suite 300, Houston, Texas 77079. The telephone number at that address is (281) 921-6400.

Most stockholders (including participants in the Company stock fund in the Company’s Savings and Profit Sharing Plan) have a choice of granting their proxies by telephone, over the Internet or by using a traditional proxy card. You should refer to your proxy or voting instruction card to see which options are available to you and how to use them. The Internet and telephone voting procedures are designed to authenticate stockholders’ identities and to confirm that their instructions have been properly recorded.

The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons, will be borne by the Company. The Company has retained Phoenix Advisory Partners (“Phoenix”) to aid in the solicitation of proxies. It is estimated that the cost of Phoenix’s services will be approximately $6,500 plus expenses. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, electronic communication, or personal communication by employees of Phoenix and the Company. These proxy solicitation materials are being mailed on or about April 11, 2014 to all stockholders entitled to vote at the Annual Meeting.

A stockholder giving a proxy pursuant to this solicitation (including via telephone or via the Internet) may revoke it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a valid proxy (including via telephone or via the Internet) bearing a later date or by attending the Annual Meeting and voting in person.

Deadline for Receipt of Stockholder Proposals

Pursuant to regulations of the Securities and Exchange Commission (the “SEC”), in order to be included in the Company’s Proxy Statement for its 2015 Annual Meeting, stockholder proposals must be received at the Company’s principal executive offices, 575 N. Dairy Ashford, Suite 300, Houston, Texas 77079, Attention: Secretary, no later than December 12, 2014, and must comply with additional requirements established by the SEC. In addition, the Company’s Second Amended and Restated By-Laws provide that any stockholder who desires either to bring a stockholder proposal before an annual meeting of stockholders or to present a nomination for Director at an annual meeting of stockholders must give advance notice to the Secretary of the Company with respect to such proposal or nominee. The Company’s Second Amended and Restated Bylaws generally require that written notice be delivered to the Secretary of the Company at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s annual meeting of stockholders and contain certain information regarding the stockholder desiring to present a proposal or make a nomination and, in the case of a nomination, information regarding the proposed Director nominee. For the 2015 Annual Meeting, the Secretary of the Company must receive written notice on or after January 20, 2015, and on or before February 19, 2015. A copy of the Company’s Second Amended and Restated Bylaws is available upon request from the Secretary of the Company.

Record Date, Shares Outstanding and Voting

Only stockholders of record at the close of business on March 24, 2014 are entitled to notice of, and to vote at, the Annual Meeting. At the record date, 23,102,471 shares of the Company’s Common Stock were issued and outstanding and entitled to be voted at the meeting. The presence, in person or by proxy, of stockholders holding a majority of the shares of the Company’s Common Stock entitled to vote will constitute a quorum for the Annual Meeting.

Every stockholder is entitled to one vote for each share held with respect to each matter, including the election of Directors, which comes before the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of Directors. If a stockholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a stockholder fails to specify a choice with respect to such proposals, the proxy will be voted (i) FOR all Director nominees, (ii) FOR the approval of the 2014 CARBO Ceramics Inc. Omnibus Incentive Plan (the “2014 Omnibus Plan”), (iii) FOR the ratification of the appointment of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm, and (iv) FOR the advisory vote to approve the compensation of the named executive officers.

The affirmative vote of holders of a plurality of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required to elect each Director nominee. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required for the approval of the 2014 Omnibus Plan and the ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm. With respect to the advisory proposal regarding the compensation of the named executive officers as disclosed in this proxy statement, the proposal will be considered approved if it receives the affirmative vote of a majority of the shares of Common Stock cast on the resolution. This advisory vote is non-binding on the Company and the Board of Directors.

New York Stock Exchange (“NYSE”) rules permit brokers to vote for routine matters such as the ratification of the appointment of Ernst & Young without receiving instructions from the beneficial owner of the shares. NYSE rules prohibit brokers from voting on the election of Directors, approval of the 2014 Omnibus Plan, executive compensation and other non-routine matters without receiving instructions from the beneficial owner of the shares. In the absence of instructions, the shares are viewed as being subject to “broker non-votes,” in regard to the election of Directors (Proposal 1), the approval of the 2014 Omnibus Plan (Proposal 2) and the advisory vote regarding the compensation of named executive officers (Proposal 4). “Broker non-votes” will be counted for quorum purposes (as they are present and entitled to vote on the ratification of Ernst & Young’s appointment) but will not affect the outcome of any other matter being voted upon at the Annual Meeting. Abstentions are treated as present and entitled to vote and thus, will be counted in determining whether a quorum is present. Abstentions will have the effect of a vote cast against Proposals 2 and 3, but otherwise will not be counted as a vote cast and will not have an effect on the outcome of Proposals 1 or 4.

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers use this process for proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold shares registered in your name, and the Company will promptly undertake to carry out your request. You can notify the Company by sending a written request to the Company at 575 N. Dairy Ashford, Suite 300, Houston, Texas 77079, or by telephone at (281) 921-6400.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists as of March 24, 2014, with respect to each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company, the name and address of such owner, the number of shares of Common Stock beneficially owned and the percentage such shares comprised of the outstanding shares of Common Stock of the Company. Except as indicated, each holder has sole voting and dispositive power over the listed shares. Percentage of beneficial ownership is based on 23,102,471 shares of Common Stock outstanding on March 24, 2014.

Name and Address of Beneficial Owner	Shares Beneficially Owned
	Number	Percent
William C. Morris(1)	2,705,600	11.7%
60 East 42nd Street, Suite 3210 New York, New York 10165
Neuberger Berman Group LLC(2)	1,904,872	8.2%
605 Third Avenue New York, New York 10158
BlackRock, Inc.(3)	1,716,442	7.4%
40 East 52nd Street New York, New York 10022
Brown Capital Management, LLC(4)	1,532,231	6.6%
1201 N. Calvert Street Baltimore, Maryland21202
Michael W. Cook Asset Management, Inc.(5)	1,389,404	6.0%
d/b/a SouthernSun Asset Management 6070 Poplar Avenue, Suite 300 Memphis, Tennessee 38119
The Vanguard Group(6)	1,380,801	6.0%
100 Vanguard Blvd. Malvern, Pennsylvania 19355

(1)	Based on a Schedule 13G/A filing with the SEC, as of December 31, 2013, Mr. Morris reported sole voting and dispositive power as to 2,705,600 shares of Common Stock.

(2)	Based on a Schedule 13G/A filing with the SEC, as of December 31, 2013, Neuberger Berman Group LLC reported shared voting power as to 1,901,172 shares of Common Stock, and shared dispositive power as to 1,904,872 shares of Common Stock with Neuberger Berman LLC, Neuberger Berman Management LLC and Neuberger Berman Equity Funds.

(3)	Based on a Schedule 13G filing with the SEC, as of December 31, 2013, BlackRock, Inc. reported sole voting power as to 1,653,282 shares of Common stock and sole dispositive power as to 1,716,442 shares of Common Stock.

(4)	Based on a Schedule 13G/A filing with the SEC, as of December 31, 2013, Brown Capital Management, LLC reported sole voting power as to 935,692 shares of Common Stock and sole dispositive power as to 1,532,231 shares of Common Stock.

(5)	Based on a Schedule 13G filing with the SEC, as of December 31, 2013, Michael W. Cook Asset Management reported sole voting power as to 1,301,279 shares of Common Stock and sole dispositive power as to 1,389,404 shares of Common Stock.

(6)	Based on a Schedule 13G filing with the SEC, as of December 31, 2013, The Vanguard Group reported sole voting power as to 28,631 shares of Common Stock, sole dispositive power as to 1,353,470 shares of Common Stock, and shared dispositive power as to 27,331 shares of Common Stock with Vanguard Fiduciary Trust Company.

The following table sets forth the number of shares of Common Stock of the Company beneficially owned by (i) each Director of the Company, (ii) each named executive officer of the Company, and (iii) Directors and all executive officers of the Company as a group, as of March 24, 2014. For purposes of this proxy statement, Gary A. Kolstad, Ernesto Bautista, III, Don P. Conkle, Mark L. Edmunds, R. Sean Elliott and Roger Riffey are referred to as the Company’s “named executive officers.” Except as indicated, each holder has sole voting and dispositive power over the listed shares. No current Director, nominee Director or executive officer has pledged any of the shares of Common Stock disclosed below. Percentage of beneficial ownership is based on 23,102,471 shares of Common Stock outstanding on March 24, 2014. The number and percentage of shares of Common Stock beneficially owned is determined under the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of Common Stock for which a person has sole or shared voting power or investment power and also any shares of Common Stock underlying options that are exercisable by that person within 60 days of March 24, 2014. Unless otherwise indicated in the footnotes, the address for each executive officer and Director is c/o CARBO Ceramics Inc., 575 N. Dairy Ashford, Suite 300, Houston, Texas 77079.

	Amount and Nature of Beneficial Ownership		Percent of Common Stock Beneficially Owned
	Currently Owned	Acquirable Within 60 Days
Directors
Sigmund L. Cornelius	4,850		*
Chad C. Deaton(1)(2)	4,860
James B. Jennings	5,416		*
H. E. Lentz, Jr.	9,350		*
Randy L. Limbacher	8,342		*
Gary A. Kolstad(1)(3)	123,059		*
William C. Morris	2,705,600		11.7%
Robert S. Rubin	421,700		1.8%
Other Named Executive Officers
Ernesto Bautista, III(1)	25,270		*
Don P. Conkle(1)	28,870		*
Mark L. Edmunds(4)	2,830		*
R. Sean Elliott(1)	18,900		*
Roger Riffey(1)	4,937		*
Directors and All Executive Officers as a Group (13 persons)(1)(2)(3)(4)	3,363,984		14.6%

*	Less than 1%.

(1)	Shares shown above for Messrs. Deaton, Kolstad, Bautista, Conkle, Elliott and Riffey include 2,000, 38,605, 10,070, 23,725, 7,957 and 4,229 shares of unvested restricted stock, respectively, for which the holder has sole voting but no dispositive power.

(2)	Shares shown as beneficially owned by Mr. Deaton include 2,860 shares of Common Stock held jointly with his spouse.

(3)	Shares shown as beneficially owned by Mr. Kolstad include 2,750 shares of Common Stock held jointly with his spouse, with whom Mr. Kolstad shares voting and dispositive power, and 2,800 shares held by a limited liability company that is controlled by Mr. Kolstad. Mr. Kolstad disclaims beneficial ownership in the 2,800 shares held by this limited liability company, except to the extent of his pecuniary interest therein.

(4)	Upon his retirement from the Company in June 2013, Mr. Edmunds forfeited his unvested restricted stock.

ELECTION OF DIRECTORS (PROPOSAL NO. 1)

Nominees.    A board of eight Directors is to be elected at the meeting. Each Director elected to the Board will hold office until the next Annual Meeting or until his or her successor has been elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the eight nominees named below, all of whom are presently Directors of the Company. In the event that any nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy, unless the size of the Board is reduced. The proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. It is not expected that any nominee will be unable or will decline to serve as a Director. Biographical information regarding each nominee is set forth below, as well as a summary of the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the nominee should serve as a Director of the Company. Each nominee’s experience and understanding is evaluated in determining the overall composition of the Board.

Name (Age)	Business Experience During Past 5 Years and Other Information	Director Since
William C. Morris(75)	Mr. Morris currently serves as Chairman of the Board of the Company. Mr. Morris is also currently Chairman of the Board of Clysar, LLC (a Clinton, Iowa manufacturer of polyolefin shrink wrap), and of Gulf Coast Supply & Manufacturing, LLC (a Florida metal roofing manufacturer). From December 1988 until November 2008, he served as Chairman of the Board of Directors of J. & W. Seligman & Co. Incorporated (a New York-based investment advisory firm); Chairman of the Board of Tri-Continental Corporation; and Chairman of each of the investment companies in the Seligman Group of Funds. Mr. Morris has extensive experience in the areas of corporate finance, mergers and acquisitions, and strategic planning. He also possesses a strong understanding of corporate governance matters. In addition, his long tenure as a Director of the Company is of particular value to the Board in the course of its discussions and deliberations.	1987
Sigmund L. Cornelius(59)	On April 1, 2014, Mr. Cornelius became President of Freeport LNG, L.P. (a Texas-based operator of a liquefied natural gas receiving and regasification terminal). From October 2008 until December 2010, Mr. Cornelius served as Senior Vice President, Finance, and Chief Financial Officer of ConocoPhillips (a Houston-based energy company). Prior to that, he served as Senior Vice President, Planning, Strategy and Corporate Affairs of ConocoPhillips since September 2007, having previously served as President, Exploration and Production — Lower 48 since 2006. He served as President, Global Gas of ConocoPhillips since 2004, and prior to that served as President, Lower 48, Latin America and Midstream since 2003. Mr. Cornelius retired from ConocoPhillips in December 2010 after 30 years of service with the company. Mr. Cornelius currently serves as a Director of USEC, Inc. NiSource, Inc., Western Refining, Inc. and Parallel Energy Trust (a Canadian limited purpose trust), and was a Director of DCP Midstream GP, LLC from November 2007 to October 2008. Mr. Cornelius has significant domestic and international executive experience in the oil and natural gas industry, which is the primary end user of the Company’s products and services. In addition, as the former CFO of a public company, he has extensive experience and skills in the areas of corporate finance, accounting, strategic planning and risk oversight.	2009

Name (Age)	Business Experience During Past 5 Years and Other Information	Director Since
Chad C. Deaton(61)	Mr. Deaton served as Executive Chairman of the Board of Baker Hughes Incorporated (a Houston-based oilfield services company) from January 2012 until his retirement on April 25, 2013. Prior to that, he served as Chairman, President and Chief Executive Officer from October 2004 until January 2012. From August 2002 to October 2004, he served as President, Chief Executive Officer and a Director of the Hanover Compressor Company (a Houston-based natural gas compression package supplier). Mr. Deaton was employed in a variety of positions by Schlumberger Oilfield Services and/or its affiliates from 1976 through 2001. Mr. Deaton currently serves as a director of Ariel Corporation (a private corporation), Air Products and Chemicals Inc., Transocean Ltd. and Marathon Oil Corporation. Mr. Deaton also served as a director of the Company from 2004-2009.	2013
James B. Jennings(73)	Mr. Jennings served as a Senior Advisor to Brown Brothers Harriman & Co. (a banking and financial services firm) (“Brown Brothers Harriman”) from February 2009 through December 2011. From April 2004 until December 2007, Mr. Jennings served as Chairman of the Board of Hunt Oil Company (a Dallas-based oil and natural gas company). Prior to that time, Mr. Jennings held various executive positions with Hunt Oil Company, including President/Director and Executive Vice President of International and U.S. Exploration, and Group Vice President — World Exploration and Production. Mr. Jennings served on the Board of Directors of Hunt Oil Company from 1991 to 2007. Mr. Jennings currently serves as the lead independent director for VAALCO Energy, Inc. Mr. Jennings has extensive senior leadership experience in the oil and natural gas industry, including international operations. He also possesses valuable skills in the area of strategic planning.	2007
Gary A. Kolstad(55)	Mr. Kolstad was appointed by the Board of Directors to serve as President and Chief Executive Officer and a Director of the Company, effective as of June 1, 2006. Mr. Kolstad was previously employed by Schlumberger from 1985 to June 2006, where he most recently served as Vice President, Global Accounts for Schlumberger Oilfield Services and previously led Schlumberger’s U.S. Onshore business unit as Vice President, Oilfield Services. Mr. Kolstad has a Bachelor of Science degree in Petroleum Engineering and a strong executive background in the oil field services business, which is the primary industry that purchases products and services from the Company. He also has a solid understanding of global operations and strategic planning.	2006
H. E. Lentz, Jr.(69)	From June 2009 to May 2011, Mr. Lentz served as a Managing Director of Lazard Frères & Co. (an investment banking firm). Formerly, he served as Managing Director of Barclays Capital, an investment banking firm and successor to Lehman Brothers, from September 2008 to March 2009; Managing Director of Lehman Brothers from 1993 to 2002; consultant to Lehman in 2003 and Advisory Director of Lehman from 2004 to September 2008. He also serves as the non-executive Chairman of the Board of Rowan Companies plc, and as a Director of Peabody Energy Corporation, Macquarie Infrastructure Company and WPX Energy, Inc. Mr. Lentz has significant experience in the areas of corporate finance, mergers and acquisitions and strategic planning. As a Director of four other public companies, he also has experience in the area of corporate governance.	2003

Name (Age)	Business Experience During Past 5 Years and Other Information	Director Since
Randy L. Limbacher(55)	Since April 2013, Mr. Limbacher has served as President, Chief Executive Officer and a Director of Samson Resources Corporation (a Tulsa-based oil and natural gas company). From November 2007 until February 2013, Mr. Limbacher served as President and Chief Executive Officer and a Director of Rosetta Resources, Inc. (a Houston-based oil and natural gas company). From February 2010 until February 2013, Mr. Limbacher also served as Chairman of the Board of Rosetta. From April 2006 until November 2007, Mr. Limbacher held the position of President, Exploration and Production — Americas for ConocoPhillips (a Houston-based energy company). Prior to that time, Mr. Limbacher spent over twenty years with Burlington Resources Inc. (a Houston-based oil and natural gas company), where he served as Executive Vice President and Chief Operating Officer from 2002 until acquired by ConocoPhillips in April 2006. He was a Director of Burlington Resources from January 2004 until the sale of the company. Mr. Limbacher has significant executive experience in the oil and natural gas industry. He also possesses skills in the area of strategic planning.	2007
Robert S. Rubin(82)	Mr. Rubin has served as a Senior Vice President of JPMorgan Chase & Co. (a New York-based financial holding company) and a predecessor firm since 2001. He has extensive experience in the areas of corporate finance, accounting, mergers and acquisitions, strategic planning and risk oversight.	1997

The Board of Directors recommends a vote “FOR” the election of each of the nominees for Director named in this proxy statement.

The Board has determined that each of the following Directors is independent within the meaning of the applicable rules of the SEC and the listing standards of the NYSE:

William C. Morris

Sigmund L. Cornelius

Chad C. Deaton

James B. Jennings

H. E. Lentz, Jr.

Randy L. Limbacher

Robert S. Rubin

The Board has evaluated the independence of the members of the Board under the independence standards promulgated by the NYSE. In conducting this evaluation, the Board and Audit Committee considered transactions and relationships between each Director nominee or his immediate family and the Company to determine whether any such transactions or relationships were material and, therefore, inconsistent with a determination that each such Director nominee is independent. Based upon that evaluation, the Board determined that Messrs. Morris, Cornelius, Deaton, Jennings, Limbacher, Lentz and Rubin have no material relationship with the Company and, as a result, are independent. In determining the independence of Mr. Morris, the Board specifically considered that the Company reimburses Directors for direct expenses incurred in connection with Company-related travel, and that Mr. Morris may travel on Company business by means of a private aircraft owned by Mr. Morris. The Board concluded that such expense reimbursements are not inconsistent with a determination that Mr. Morris is independent. In determining the independence of Mr. Jennings, the Board specifically considered that he previously served as Chairman Emeritus of Hunt Oil Company and Hunt Oil Company’s status as a customer of one of the Company’s subsidiaries and concluded that such service was not inconsistent with a determination that Mr. Jennings is independent.

Please see the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for information about the Company’s executive officers.

Interested parties may contact the Board, or the non-management Directors as a group, at the following address:

Board of Directors

or

Non-Management Directors

c/o CARBO Ceramics Inc.

575 N. Dairy Ashford

Suite 300

Houston, Texas 77079

Communications may also be sent to individual Directors at the above address. Communications to Directors will be reviewed and referred in compliance with the Procedures for Unsolicited Communications, as approved by the Nominating and Corporate Governance Committee of the Board on July 12, 2004 (which comprise a majority of the Board’s independent Directors). Communications to the Board, the non-management Directors or any individual Director that relate to the Company’s accounting, internal accounting controls or auditing matters will also be referred to the Chairman of the Audit Committee. Other communications will be referred to the appropriate Committee chairman and may also be sent, as appropriate, to the Company’s Chief Compliance Officer.

BOARD OF DIRECTORS, COMMITTEES OF THE BOARD OF DIRECTORS AND

MEETING ATTENDANCE

The Board met eight times during the last fiscal year. Each Director attended at least 75% of all meetings of the Board and the Committees of which such Director is a member. Although there is no formal policy as to Director attendance at the Annual Meeting, all Directors attended the 2013 Annual Meeting and all are anticipated to attend the 2014 Annual Meeting as well.

The primary function of the Board is oversight, which includes among other matters, oversight of the principal risk exposures to the Company. To assist the Board in this role, the Audit Committee periodically requests the Company’s internal auditor to conduct a review of enterprise risks associated with the Company. The internal audit firm reports its findings and assessments to the Audit Committee, which then reports the findings to the Board as a whole.

Pursuant to the Company’s corporate governance guidelines, the offices of Chairman of the Board and Chief Executive Officer are currently separated. The positions of the Chairman of the Board and the Chief Executive Officer are not held by the same person and the Chairman of the Board is not an employee of the Company. The Board views this separation as a means to allow the Board to fulfill its role in risk oversight through a collaborative, yet independent, interaction with Company management.

The Board has an Audit Committee currently comprised of six members and a Compensation Committee and Nominating and Corporate Governance Committee, each of which is currently comprised of seven members. The charters of each of these Committees and the Company’s Corporate Governance Guidelines are available free of charge on the Company’s website at www.carboceramics.com or by writing to the Company at: CARBO Ceramics Inc., c/o Corporate Secretary, 575 N. Dairy Ashford, Suite 300, Houston, Texas 77079. The Board votes annually on the membership and chairmanship of all Committees.

Audit Committee.    The Audit Committee currently consists of Robert S. Rubin (Chairman), Sigmund L. Cornelius, Chad C. Deaton, James B. Jennings, H. E. Lentz, Jr. and Randy L. Limbacher. The Committee met nine times during the last fiscal year. The Board has determined that all of the members of the Audit Committee are independent within the meaning of the applicable rules of the SEC and the listing standards of the NYSE. The Board has also determined that Robert S. Rubin and Sigmund L. Cornelius meet the requirements for being an “audit committee financial expert,” as that term is defined by applicable SEC and NYSE rules. The Audit Committee appoints and retains the Company’s independent registered public accounting firm, approves the fee arrangement and scope of the audit, reviews the financial statements and the independent registered public accounting firm’s report, considers comments made by the independent registered public accounting firm with respect to the Company’s internal control structure and reviews internal accounting procedures and controls with the Company’s financial and accounting staff. The Audit Committee also conducts the review of the non-audit services provided by the independent registered public accounting firm to determine their compatibility with its independence. The Audit Committee reviews the independent registered public accounting firm’s performance, qualification and quality control procedures and establishes policies for: (i) the pre-approval of audit and permitted non-audit services by the independent registered public accounting firm; (ii) the hiring of former employees of the independent registered public accounting firm; and (iii) the submission and confidential treatment of concerns from employees or others about accounting, internal controls, auditing or other matters.

The Audit Committee reviews with management the Company’s disclosure controls and procedures and internal control over financial reporting and the processes supporting the certifications of the Chief Executive Officer and Chief Financial Officer. It also reviews with management and the Company’s independent registered public accounting firm the Company’s critical accounting policies. The Audit Committee reviews the Company’s annual and quarterly SEC filings and other related Company disclosures. The Audit Committee reviews the Company’s compliance with the Code of Business Conduct and Ethics as well as other legal and regulatory matters. The Committee reviews related person transactions in accordance with the Company’s Code of Business Conduct and Ethics and applicable SEC guidelines. Such reviews are conducted periodically, but no less frequently than annually, and are reflected in the minutes of the Audit Committee.

In performing these duties, the Audit Committee has full authority to: (i) investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company; (ii) retain outside legal, accounting or other consultants to advise the Committee; and (iii) request any officer or employee of the Company, the Company’s in-house or outside counsel, internal audit service providers or independent registered public accounting firm to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Compensation Committee.    The Compensation Committee currently consists of H. E. Lentz, Jr. (Chairman), Sigmund L. Cornelius, Chad C. Deaton, James B. Jennings, Randy L. Limbacher, William C. Morris and Robert S. Rubin. The Committee met four times and took action by unanimous written consent once during the last fiscal year. The Board has determined that all of the members of the Compensation Committee are independent within the meaning of the listing standards of the NYSE. The Compensation Committee (i) establishes policies relating to the compensation of the non-employee Directors, officers and key management employees of the Company; (ii) reviews and approves the compensation of the non-employee Directors, officers and the President and Chief Executive Officer; (iii) reviews payment estimates with respect to cash incentive compensation awards for non-officer employees; (iv) oversees the administration of the Company’s equity compensation plans; and (v) reviews and approves periodically, but no less than annually, the Company’s compensation goals and objectives with respect to its officers, including oversight of the risks associated with the Company’s compensation programs. The Compensation Committee also evaluates and approves post-service arrangements with management and establishes and reviews periodically the Company’s perquisite policies for management and Directors.

In performing its duties, the Compensation Committee has ultimate authority and responsibility to engage and terminate any compensation consultant, legal counsel or other adviser (together “advisers”) to assist in determining appropriate compensation levels for the Chief Executive Officer or any other member of the Company’s management and to approve the terms of any such engagement and the fees of any such adviser. For 2013, Frederic W. Cook & Co., Inc. (“FW Cook”) was engaged by the Committee to provide compensation consulting services in connection with the review and summary of executive compensation. FW Cook did not provide any other services to the Company in 2013. In addition, the Committee has full access to any relevant records of the Company and may also request that any officer or other employee of the Company (including the Company’s senior compensation or human resources executives), the Company’s in-house or outside counsel, or any other person meet with any members of, or consultant to, the Committee. In addition to information provided by outside compensation consultants, the officers of the Company may also collect peer group compensation data for review by the Committee.

The Committee sets the compensation policy for the Company as a whole and specifically decides all compensation matters related to the officers of the Company. The Committee has delegated to its Chairman the ability to grant interim equity awards to non-officer employees of the Company under the stockholder-approved equity plans of the Company in an amount not to exceed 2,000 shares of Common Stock per employee award, with such awards to be reported to the full Committee at its next meeting.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee currently consists of William C. Morris (Chairman), Sigmund L. Cornelius, Chad C. Deaton, James B. Jennings, Randy L. Limbacher, H. E. Lentz, Jr. and Robert S. Rubin. The Nominating and Corporate Governance Committee acted unanimously in recommending the nomination of the Directors in Proposal No. 1. The Committee met six times during the last fiscal year. The Board has determined that all of the members of the Nominating and Corporate Governance Committee are independent within the meaning of the listing standards of the NYSE. The Nominating and Corporate Governance Committee establishes the Company’s corporate governance principles and guidelines. These principles and guidelines address, among other matters, the size, composition and responsibilities of the Board and its Committees, including their oversight of management. The Committee also advises the Board with respect to the charter, structure and operation of each Committee of the Board. The Nominating and Corporate Governance Committee oversees the evaluation of the Board and officers of the Company and reviews and periodically reports to the Board on matters concerning Company succession planning. The Committee has full access to any relevant records of the Company and may retain outside consultants to advise it. The Committee has the ultimate authority and responsibility to engage or terminate any outside consultant to identify Director candidate(s) and to approve the terms and fees of such engagement of any such consultant. The Committee may also request that any officer or other employee of the Company, the Company’s outside counsel, or any other person meet with any members of, or consultant to, the Committee.

The Company’s Board has charged the Nominating and Corporate Governance Committee with identifying individuals qualified to become members of the Board and recommending Director nominees for each Annual Meeting, including the recommendation of nominees to fill any vacancies on the Board. The Nominating and Corporate Governance Committee considers Director candidates suggested by its members, other Directors, officers and stockholders. Stockholders desiring to make such recommendations should timely submit the candidate’s name, together with biographical information and the candidate’s written consent to be nominated and, if elected, to serve to: Chairman, Nominating and Corporate Governance Committee of the Board of Directors of CARBO Ceramics Inc., 575 N. Dairy Ashford, Suite 300, Houston, Texas 77079. To assist it in identifying Director candidates, the Committee is also authorized to retain, at the expense of the Company, third party search firms and legal, accounting, or other advisors, including for purposes of performing background reviews of potential candidates. The Committee provides guidance to search firms it retains about the particular qualifications the Board is then seeking.

All Director candidates, including those recommended by stockholders, are evaluated on the same basis. Candidates are selected for their character, judgment, business experience and specific areas of expertise, among other relevant considerations, such as the requirements of applicable law and listing standards (including independence standards) and diversity of membership. While the Company’s Corporate Governance Guidelines do not prescribe diversity standards, as a matter of practice, the Nominating and Corporate Governance Committee considers diversity in the context of the Board as a whole, taking into account personal characteristics and experience of current and prospective Directors in order to facilitate Board deliberations that reflect an appropriate range of perspective. The Board of Directors recognizes the importance of soliciting new candidates for membership on the Board of Directors and that the needs of the Board of Directors, in terms of the relative experience and other qualifications of candidates, may change over time. In determining the needs of the Board of Directors and the Company, the Nominating and Corporate Governance Committee considers the qualifications of sitting Directors and consults with the Board of Directors, the Chief Executive Officer and certain other officers and, where appropriate, external advisors. All Directors are expected to exemplify the highest standards of personal and professional integrity and to assume the responsibility of challenging management through their active and constructive participation and questioning in meetings of the Board of Directors and its various Committees, as well as in less formal contacts with management. Director candidates, other than sitting Directors, are interviewed at the direction of the Committee, which may include (at the Committee’s direction) interviews by the Chairman of the Board of Directors, other Directors, the Chief Executive Officer and certain other officers, and the results of those interviews are considered by the Committee in its deliberations.

The members of the Nominating and Corporate Governance Committee constitute all of the non-management Directors on the Company’s Board of Directors. As the Chairman of the Nominating and Corporate Governance Committee, William C. Morris serves as the presiding Director for non-management executive sessions of these Directors.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has adopted a Code of Business Conduct and Ethics that applies to its Directors and employees, including its Chief Executive Officer, Chief Financial Officer and Controller. The Code of Business Conduct and Ethics, including future amendments, is available free of charge on the Company’s website at www.carboceramics.com or by writing to the Company at: CARBO Ceramics Inc., c/o General Counsel, 575 N. Dairy Ashford, Suite 300, Houston, Texas 77079. The Company will also post on its website any amendment to or waiver under the Code of Business Conduct and Ethics granted to any of its Directors or executive officers. No such waivers were requested or granted in 2013.

DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation of the Company’s non-employee Directors. Mr. Kolstad did not receive any additional compensation for his service on the Board in 2013. Compensation received by Mr. Kolstad in his capacity as President and Chief Executive Officer is disclosed under “Compensation of Executive Officers” below.

Director Compensation for Fiscal Year 2013

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Sigmund L. Cornelius	61,000	34,950	—	—	—	—	95,950
Chad C. Deaton(1)	4,457	241,280	—	—	—	—	245,737
James B. Jennings	61,000	34,950	—	—	—	—	95,950
H. E. Lentz, Jr.	68,000	34,950	—	—	—	—	102,950
Randy L. Limbacher	61,000	34,950	—	—	—	—	95,950
William C. Morris	78,000	34,950	—	—	—	—	112,950
Robert S. Rubin	71,000	34,950	—	—	—	—	105,950

(1)	Mr. Deaton was appointed to the Company’s Board in November 2013.

(2)	Amounts shown for Messrs. Cornelius, Jennings, Lentz, Limbacher, Morris and Rubin represent the value of the 500 shares of stock granted to each director on May 22, 2013, the first business day after last year’s Annual Meeting, computed by multiplying the closing price of the Company’s stock on the date of grant by the number of shares subject to the grant. The amount shown for Mr. Deaton represents the value of 2,000 shares of restricted stock granted on November 20, 2013 upon his becoming a non-employee director, computed by multiplying the closing price of the Company’s stock on the date of grant by the number of shares subject to the grant. The award vests ratably over a period of three years from the date of grant but will vest immediately upon termination of service on the Board as a result of death, disability or retirement at age 62 or older.

Directors who are not employees of the Company are paid a quarterly cash retainer of $10,000 plus $2,000 for each meeting of the Board of Directors that they attend. Non-employee directors also receive $1,000 for each Committee meeting that they attend that does not immediately precede or follow a meeting of the Board of Directors. In addition to their compensation as Directors, the Chairmen of the Audit and Compensation Committees each receive $10,000 annually as compensation for their service as Chairmen of these Committees. The Chairman of the Nominating and Corporate Governance Committee does not currently receive a separate payment for service as Chairman of this Committee. In addition to his compensation as a Director, the Chairman of the Board of Directors receives $20,000 annually as compensation for his service as Chairman of the Board. All Directors are reimbursed for out-of-pocket expenses incurred by them in attending meetings of the Board of Directors and its Committees and otherwise in performing their duties. All retainers and meeting attendance payments are paid quarterly. Additionally, payments of annual compensation amounts are paid quarterly in equal installments.

Each newly elected or appointed non-employee Director receives a grant of 2,000 shares of restricted stock on the first day he or she is elected or appointed as a non-employee Director. In each case, one-third of the shares of such restricted stock grant generally vests on each anniversary of the grant date provided the grantee is still serving as a Director on each such anniversary. In the event the Director’s service with the Company terminates prior to the applicable vesting date, other than as a result of such Director’s death, disability, or retirement at age 62 or older, all restricted shares are immediately forfeited. However, if the Director’s service is terminated due to his or her death, disability or retirement, then such unvested shares immediately vest, subject to, in the case of retirement, Board approval of such retirement. Beginning with grants made during or after January 2014, unvested shares will no longer immediately vest upon retirement. The terms of the grants also provide for accelerated vesting upon a change in control of the Company. For more information regarding such accelerated vesting, see “Potential Termination and Change in Control Payments” below. Additionally, each non-employee Director who is serving in such capacity on the first business day after each Annual Meeting of Stockholders receives an annual grant of Common Stock on such date (each, an “Annual Director Stock Grant”). In 2013, each non-employee director received 500 shares of Common Stock. In 2014, the number of shares granted to each non-employee Director as an Annual Director Stock Grant will be determined by dividing $100,000 by the closing price for the Company’s Common Stock on the grant date.

Each non-employee Director is required to hold a minimum amount of shares of Common Stock (including shares of restricted stock) equal to the sum of 2,000 shares plus the number of shares received as Annual Director Stock Grants, so long as he or she is a member of the Board of Directors. Each non-employee Director currently meets this requirement.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Compensation Overview.    The goal of the Company’s compensation program is to ensure that executive compensation aligns management’s overall goals and objectives for improving profitability and enhancing stockholder value with those of stockholders. To achieve this goal, the Compensation Committee has adopted the following guidelines to direct compensation decisions:

•	provide a competitive compensation package that enables the Company to attract and retain superior management personnel;

•	relate compensation to the performance of the Company and the individual; and

•	align employee objectives with the objectives of stockholders by encouraging executive stock ownership.

The Compensation Committee reviews, on an annual basis, each compensation element for each of the named executive officers. The Compensation Committee takes into account the executive’s scope of responsibilities, experience and performance, and balances these against competitive compensation levels. Executive officers are evaluated annually by the Nominating and Corporate Governance Committee, which shares their evaluation results to the Compensation Committee to use in setting the following year’s compensation. While the Compensation Committee does not utilize individual performance goals or objectives in its review, it does consider overall executive performance in their respective positions as one factor in setting the targeted compensation levels for named executive officers.

To emphasize the correlation between Company performance and executive pay and to insure compensation is competitive, the Compensation Committee typically uses the 50th to 75th percentile range of the total equity and cash compensation as reflected by various third party sources of compensation data (“Market Data”) provided to the Committee by FW Cook. The Market Data includes compensation information from the Company’s peer companies as well as other survey sources, such as the 2012 Mercer U.S. Total Compensation Survey for the Energy Sector and 2012 Mercer U.S. Executive Benchmark Database, selected by FW Cook. For purposes of setting 2013 compensation, the peer group companies used by the Committee included Basic Energy Services, Inc., Cal-Dive International, Inc., C&J Energy Services, Inc., Core Laboratories N.V., Dril-Quip, Inc., GulfMark Offshore, Inc., Hornbeck Offshore Services, Inc., ION Geophysical Corporation, Lufkin Industries, Inc., Newpark Resources, Inc., RPC, Inc., TESCO Corporation, and Unit Corporation (“Similar Companies”). Many of the Company’s direct competitors cannot be included in such comparisons as they are private and/or foreign entities and, as such, relevant compensation data may not be readily available to the public. The competition for experienced, proficient executive talent in the oil and gas industry is acute, as companies seek to draw from a limited pool of executives to lead their companies in an increasingly complex industry that requires an experienced and knowledgeable management team. The Company believes that it is necessary to pay at competitive levels to attract and retain talented professionals. However, the Compensation Committee also believes that a significant portion of compensation should remain tied to Company performance and market risk.

The Compensation Committee views the Company’s current compensation program as an effective means to encourage enhanced profitability and stockholder value as well as aligning the goals of the executives with those of stockholders. This view was supported by the “say-on-pay” vote held during the Company’s 2013 Annual Meeting of Stockholders, at which over 97% of the votes cast on this matter voted for the adoption of an advisory resolution that approved the Company’s compensation program for the named executive officers as disclosed in the proxy statement for that meeting. No significant changes have been made to the structure of the Company’s compensation program since the time of the last “say-on-pay” vote.

Elements of Compensation.    In order to achieve its objectives, the Committee has combined current and deferred cash compensation with equity-based compensation. The Company’s compensation program for executive officers consists of:

•	base salary;

•

performance-based annual incentive payments based upon the Company’s annual earnings before interest income and expense and taxes (“EBIT”) under incentive compensation plans or individual employment agreements;

•	long-term incentives, primarily consisting of restricted stock grants; and

•	matching and discretionary contributions under the Company’s Savings and Profit Sharing Plan.

The Compensation Committee structures total direct compensation to the executive officers so that the majority of their compensation is delivered in the form of long-term equity awards and performance-based annual bonus awards in order to provide incentives to work toward profitable growth. Since the named executive officers have more opportunity to influence our financial results, the Committee considers it appropriate that a significant portion of their total compensation remain at risk and payable based on Company performance. The Compensation Committee believes that the mix and structure of compensation strikes a balance to promote long-term returns without motivating or rewarding excessive or inappropriate risk taking.

In determining the total compensation to be awarded to executives in 2013, the Committee evaluated each executive’s overall performance in their respective positions, the Company’s financial performance, as measured by EBIT, as well as key Company initiatives. Those initiatives included maximizing proppant sales volumes, reducing distribution costs and continued profitable growth of non-proppant businesses.

Base Salary.    The Company recognizes that base salaries generally do not represent variable or at risk elements of total compensation. At the same time, however, the Company believes that base salaries should remain competitive in order to attract and retain superior executives since the remaining elements of total compensation are more subject to variability or of being at risk.

The base salaries of the Chief Executive Officer, the Chief Financial Officer and other executive officers are compared annually to base salaries of executives in similar positions at the Similar Companies and with the Market Data. The Compensation Committee typically targets base salaries for the Company’s executive officers at the 50th percentile of base salary ranges of the Market Data in order to stay competitive with its market peers. Individual salaries are then set based on overall individual performance in the most recently completed twelve months. In addition, Mr. Kolstad’s base salary remains subject to the requirements set forth in his employment agreement.

Annual Bonuses.    Since its inception, the Company has sought to have a significant portion of key employee compensation be performance-based. In order to achieve this objective, the Company established its first incentive compensation plan in 1987. In 2013, the Compensation Committee, pursuant to its authority to administer the CARBO Ceramics Inc. Omnibus Incentive Plan (the “2009 Omnibus Plan”), approved the CARBO Ceramics Inc. Annual Incentive Arrangement (the “AIA”). Under the AIA, an executive officer’s individual performance is not a separate performance metric. The Compensation Committee determined that 100% of an executive officer’s bonus should be determined by Company performance, and EBIT was determined to be the appropriate performance measure because it closely aligns the performance of the executive officers with stockholder goals and interests.

Under the AIA, the Compensation Committee has granted performance-based cash awards to each of the executive officers other than Mr. Kolstad, whose bonus calculation is determined under the terms of his employment agreement as further described below. Such awards generally have a performance period of one fiscal year of the Company and are measured based on the Company’s EBIT for such fiscal year. Each award is determined as a percentage of EBIT and is subject to a pre-determined dollar cap, which in no event can exceed the dollar cap set under the 2009 Omnibus Plan.

Mr. Kolstad’s annual cash bonus is determined in accordance with his employment agreement, rather than the AIA. For 2013, Mr. Kolstad’s bonus was equal to the sum of (i) 0.5% of the Company’s EBIT for such fiscal year up to $75,000,000 of EBIT, plus (ii) 0.9% of EBIT in excess of $75,000,000, resulting in a bonus for 2013 of $ 819,811. Effective January 2012 and at Mr. Kolstad’s request, the multiplier for the portion of Mr. Kolstad’s annual bonus that is attributable to EBIT amounts in excess of $75,000,000 was reduced from 1.0% to its current level of 0.9%. In light of this reduction, the target percentages for each of the then-current executive officers, other than Mr. Kolstad, were also reduced from previous years and dollar caps were adjusted to more appropriately correspond with the Company’s expanded business operations. Specifically, the 2013 bonuses for each of Messrs. Bautista, Conkle, Edmunds, Elliott and Riffey were established pursuant to the AIA with target incentive percentages of .2745%, .2745%, .27%,.1935% and .20%, respectively, of 2013 EBIT, with respective dollar caps of $754,875, $754,875, $742,500, $532,125 and $550,000. For 2013 the Company’s EBIT was approximately $124,424,000. Mr. Riffey’s bonus for 2013 was established pursuant to the AIA and was calculated using the Company EBIT for the period beginning May 1, 2013 through December 31, 2013 to coincide with his term of service as an executive officer of the Company. Target incentive percentages have been established based upon the executive officer’s position within the Company and are not typically subject to an annual adjustment except when, in the discretion of the Committee, change is warranted based upon factors such as previous fiscal year’s overall individual performance taking into account other general business metrics that include those described above under “-Elements of Compensation.”

Restricted Stock.    The Company strongly believes that the interests of stockholders and executives become more closely aligned when executives are provided with an opportunity to acquire an equity interest in the Company through ownership of the Company’s Common Stock. We grant long-term equity incentives to reward performance and align senior executives with long-term stockholder interests by providing those executives an ownership stake in the Company, encouraging sustained long-term performance and providing an important retention element to their compensation program. Long-term equity incentives are provided in the form of restricted stock. Accordingly, in April 2009, the Company established the 2009 Omnibus Plan. See “Employment Agreements and Other Plans — 2009 Omnibus Plan” below.

In recognition of their responsibility for the Company’s financial performance, a portion of compensation is given in the form of equity to management. Individual restricted stock grants are determined based on overall individual and Company performance, including the general business metrics described above under “-Elements of Compensation.” Annual equity grants are traditionally given at the first Board of Directors meeting held shortly after the year-end close of the Company’s books. Grants of equity typically are targeted at the 50th to 75th percentile, based upon prior year performance, of persons holding similar positions at the Similar Companies to foster a competitive equity award. To further enhance the retention goal of the equity grant, executive officers generally are required to hold their restricted shares for an additional two years after vesting.

Long-Term Performance-Based Cash Awards.    Under the terms of the 2009 Omnibus Plan, the Committee may grant performance-based cash awards to named executive officers which are paid depending upon achieving certain pre-determined financial benchmarks measured over a specified performance period. Payments under such grants, if any, are to be paid at the end of the applicable performance period based upon the Company’s actual performance against the benchmark during such period. Long-term performance-based cash awards have not been granted since 2009, and those grants vested in 2011.

Termination and Change in Control.    Mr. Kolstad’s employment agreement provides for certain payments to be made in the event of his termination of employment both before and following a change in control. These provisions were part of the employment agreement negotiated with Mr. Kolstad in connection with his joining the Company. The Company believes that having these provisions in the employment agreement enables Mr. Kolstad to focus on the performance of his job by providing him with security in the event of certain terminations of employment or a change in control.

In March 2012, the Board authorized the Company to enter into a change in control severance agreement (each, a “CIC Agreement”) with each of Messrs. Bautista, Edmunds and Elliott. The Board authorized the Company to enter into CIC Agreements with Mr. Conkle upon his joining the Company in October 2012 and Mr. Riffey upon his appointment to Vice President — Manufacturing in May 2013. For more information regarding these agreements, see “Potential Termination and Change in Control Payments” below. As is typical of many companies, the restricted stock issued by the Company vests immediately upon a change in control of the Company. These vesting provisions are designed to preserve employee productivity during the potentially disruptive time prior to a change in control by assuring them of their opportunity to realize the value of their stock and any outstanding performance-based cash awards.

Retirement.    The Company does not provide retirement benefits to its executive officers other than pursuant to its tax-qualified Savings and Profit Sharing Plans available to all employees. It does provide that restricted stock awards will vest upon “Retirement,” which is defined as a participant’s voluntary termination of employment at or after age 62 (unless otherwise defined in the award agreement) and is further subject to Board consent. Under the 2009 Omnibus Plan, only that portion of restricted stock scheduled to vest within one year of Retirement vests on the scheduled vesting date. Awards scheduled to vest later than one year after Retirement are forfeited.

Perquisites.    The Company’s named executive officers are primarily compensated with cash and incentive awards and not perquisites. Perquisites provided to our named executive officers are usually limited to items such as payment or reimbursement for club dues and fees and education expenses.

Internal Revenue Code Section 162(m).    Internal Revenue Code Section 162(m), and the regulations thereunder, place a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to certain of the Company’s most highly compensated officers. The limit imposed by Section 162(m) does not however, apply to deductions for qualified “performance-based compensation,” the material terms of which are disclosed to and approved by stockholders. The Company’s policy is to carefully monitor the potential impact of Section 162(m) on the tax deductibility of executive compensation, and to pay executive compensation that may not be deductible if it believes it is necessary and appropriate in light of the Company’s compensation objectives and in the interests of the Company and its stockholders.

Summary Compensation Table

The following table sets forth information concerning (i) annual compensation paid during fiscal years ended December 31, 2011, 2012 and 2013 to the Company’s Chief Executive Officer and Chief Financial Officer, (ii) annual compensation during such periods for the Company’s three most highly compensated executive officers, other than the Chief Executive Officer and Chief Financial Officer, who were serving as executive officers as of December 31, 2013, and (iii) one additional person that served as an executive officer during 2013, but was not serving in such capacity as of December 31, 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Gary A. Kolstad	2013	700,000	—		1,799,978	—	819,811	—	29,598	(5)	3,349,387
President and Chief	2012	700,000	—		1,794,450	—	1,126,733	—	17,512		3,638,695
Executive Officer	2011	600,000	—		1,552,350	—	1,935,030	—	52,533		4,139,913

Ernesto Bautista, III	2013	321,250	—		470,001	—	341,542	—	28,523	(5)	1,161,316
Vice President and	2012	305,000	—		459,977	—	435,154	—	17,512		1,217,643
Chief Financial Officer	2011	286,250	—		379,601	—	562,500	—	30,432		1,258,783

Don P. Conkle	2013	355,000	360,000	(2)	499,980		341,542	—	17,591	(6)	1,574,113
Vice President of Marketing	2012	94,053	—		1,199,950	—	81,694	—	—		1,375,697
and Sales

Mark L. Edmunds(1)	2013	164,423	—		460,008	—	—	—	18,141	(6)	642,572
Vice President of Operations	2012	295,000	—		475,051	—	428,020	—	17,512		1,215,583
	2011	272,500	—		409,303	—	544,500	—	21,559		1,247,862

R. Sean Elliott,	2013	285,000	—		369,989	—	240,759	—	18,141	(6)	913,889
Vice President,	2012	265,000	—		350,037	—	306,748	—	17,512		939,297
General Counsel, Secretary and Chief	2011	246,250	—		299,707	—	378,750	—	21,559		946,266
Compliance Officer

Roger L. Riffey(1)	2013	215,458	—		60,040	—	186,211	—	133,185	(7)	594,894
Vice President, Manufacturing

(1)	Mr. Riffey was appointed Vice President — Manufacturing in May 2013 and Mr. Edmunds retired in June 2013.

(2)	Upon joining the Company in October 2012, Mr. Conkle was awarded a one-time cash bonus to compensate for 2012 bonus amounts and other short-term compensation that he forfeited when leaving his prior company. This bonus was paid in April 2013, 180 days after joining the Company.

(3)	Amounts shown do not reflect compensation actually received by the named executive officer. Rather, amounts set forth in the Stock Awards column represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718 for financial statement reporting purposes in fiscal year 2013 by the Company with respect to restricted stock awards. A discussion of the assumptions used in this valuation with respect to awards made in fiscal year 2013 may be found in Note 7 to the Company’s financial statements contained in the Company’s Annual Report on Form 10-K for 2013. A discussion of the assumptions used in this valuation with respect to awards made in fiscal years prior to fiscal year 2013 may be found in the corresponding sections of the Company’s financial statements and accompanying footnotes for the fiscal year in which the award was made. Dividends are paid on shares of restricted stock at the same rate, and at the same time, that dividends are paid to stockholders of the Company.

(4)

The amounts disclosed in 2013 and 2012 represent cash payments earned pursuant to the Annual Incentive Agreement or, in the case of Mr. Kolstad, the terms of his employment agreement. The amounts disclosed in

2011 represent cash payments earned pursuant to the Annual Incentive Agreement, Mr. Kolstad’s employment agreement and the long-term performance-based cash awards granted in 2009 pursuant to the 2009 Omnibus Plan with a three-year performance period that concluded on December 31, 2011. Due to Company performance against a three-year cumulative EBITDA target during the performance period, the awards paid out at maximum. Accordingly, the amounts disclosed in 2011 for Messrs. Kolstad, Bautista, Edmunds, and Elliot include $337,500, $105,000, $94,500, and $56,250, respectively, for payments related to the long-term performance-based cash awards described above.

(5)	The amounts disclosed for Mr. Kolstad and Mr. Bautista include (i) contributions under the Company’s Savings and Profit Sharing Plan of $18,141 and (ii) reimbursement of club dues.

(6)	The amounts disclosed for Messrs. Conkle, Edmunds and Elliot in 2013 represent contributions under the Company’s Savings and Profit Sharing Plan.

(7)	The amounts disclosed for Mr. Riffey includes contributions under the Company’s Savings and Profit Sharing Plan of $18,141 and relocation assistance in connection with his move to the Company’s headquarters in Houston in the amount of $115,044.

Grants of Plan-Based Awards in Fiscal Year 2013

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)(1)	Target ($)(2)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gary A. Kolstad	1/21/13	—	—	(2)	—	—	—	22,335				1,799,978
President and Chief Executive Officer
Ernesto Bautista, III	1/21/13	—	—	$754,875	—	—	—	5,832				470,001
Vice President and Chief Financial Officer
Don P. Conkle	1/21/13	—	—	$754,875	—	—	—	6,204				499,980
Vice President of Marketing and Sales
Mark L. Edmunds	1/21/13	—	—	$742,500	—	—	—	5,708	(3)			460,008
Vice President of Operations
R. Sean Elliott	1/21/13	—	—	$532,125	—	—	—	4,591				369,989
Vice President, General Counsel, Secretary and Chief Compliance Officer
Roger L. Riffey	1/21/13	—	—	$550,000	—	—	—	745				60,040
Vice President, Manufacturing

(1)	If threshold levels of performance are not met, the payout can be zero.

(2)	Payments are not subject to an annual target or, in the case of Mr. Kolstad, a maximum but rather are calculated based upon pre-determined percentages of EBIT. See “Compensation Discussion and Analysis — Annual Bonuses” above.

(3)	Upon his retirement from the Company in June 2013, all of Mr. Edmunds outstanding stock awards were forfeited.

(4)	Amounts shown do not reflect compensation actually received by the named executive officer. Rather, amounts set forth in the stock award column represent the grant date fair value of awards computed in accordance with FASB ASC Topic 718 for financial statement reporting purposes in fiscal year 2013 by the Company with respect to restricted stock awards.

Employment Agreements and Other Plans

Kolstad Employment Agreement.    The Company entered into an employment agreement with Gary A. Kolstad, dated May 10, 2006, which was amended and restated effective as of January 1, 2012, pursuant to which Mr. Kolstad is employed as President and Chief Executive Officer of the Company. The amendments reflected an increase in Mr. Kolstad’s base salary, changed his incentive bonus formula as noted under “Annual Bonuses” above and made other minor changes to administrative provisions of the agreement. The agreement currently runs through December 31, 2014, with automatic extensions for successive one-year periods unless written notice of an election not to extend is given by either party, or unless the Company or Mr. Kolstad terminates his employment earlier. The Company annually reviews Mr. Kolstad’s annual base salary based on a variety of factors, including the base salary range for Chief Executive Officers of the Similar Companies. Effective January 1, 2014, Mr. Kolstad’s annual base salary was increased to $800,000. The employment agreement gives the Company the right to increase Mr. Kolstad’s annual base salary, but does not expressly permit for it to be decreased. Mr. Kolstad is eligible to receive an incentive bonus for each fiscal year as described under “Annual Bonuses” above. Mr. Kolstad is entitled to four weeks of paid vacation per year, subject to the Company’s applicable policies. Mr. Kolstad shall be reimbursed for all reasonable, ordinary and necessary expenses incurred in the performance of his duties, provided he accounts to the Company for such expenses. Mr. Kolstad shall also be entitled to such benefits and perquisites as are generally made available to officers of the Company except that he shall not be eligible to participate in the Company’s annual incentive compensation plans. For more information regarding Mr. Kolstad’s employment agreement, see “Potential Termination and Change in Control Payments” below.

2009 Omnibus Plan.    The 2009 Omnibus Plan is available to Directors and key employees (including officers of the Company, whether or not they are members of the Board of Directors) of the Company and its affiliates who have made or who the Compensation Committee of the Board of Directors believes will make substantial contributions to the management, growth and protection of the Company’s business. The 2009 Omnibus Plan allows the Company to grant restricted stock and other long term incentives to executive officers and key employees of the Company, including awards that are performance-based, in an effort to align the elements of compensation with the compensation policy of the Company. Shares of restricted stock granted pursuant to the 2009 Omnibus Plan are subject to transfer restrictions and forfeiture following the date of grant. Generally, one-third of the shares subject to each award will vest (i.e., will no longer be subject to transfer restrictions or forfeiture) on the first, second and third anniversaries of the date of grant. However, the Compensation Committee may, in its discretion, choose a shorter or longer vesting period as provided in the 2009 Omnibus Plan. Under the 2009 Omnibus Plan, upon termination of employment due to death, disability or Retirement, awards scheduled to vest within one year following such termination will vest on the scheduled vesting date and awards scheduled to vest more than one year following termination will be forfeited. To encourage officers to retain their ownership of the Company’s stock, the Compensation Committee generally provides that officers’ restricted shares will continue to be subject to transfer restrictions for an additional two-year period after vesting, except that if an officer’s employment terminates prior to the end of such two-year period, the shares will cease to be subject to transfer restrictions at the time of termination. All shares of restricted stock will vest upon a change in control of the Company. Dividends are paid on shares of restricted stock at the same rate, and at the same time, that dividends are paid to stockholders of the Company. For more information regarding the 2009 Omnibus Plan, see “Potential Termination and Change in Control Payments” below. The Company is seeking approval of the 2014 Omnibus Plan to replace the 2009 Omnibus Plan, which expires in May 2014. The 2014 Omnibus Plan, similar to the 2009 Omnibus Plan, would allow the Company to grant restricted stock and other long term incentives to executive officers and key employees of the Company, including awards that are performance-based. See “Approval of the 2014 CARBO Ceramics Inc. Omnibus Incentive Plan (Proposal No. 2).”

Annual Incentive Arrangement.    In 2010, the Committee first adopted the AIA, pursuant to its authority to administer the 2009 Omnibus Plan, to grant performance-based cash awards to each of the executive officers other than Mr. Kolstad. The AIA presently is available to the executive officers of the Company other than Mr. Kolstad, whose bonus is determined in accordance with his employment agreement. Each year target incentive payments (stated as a percentage of EBIT) are determined for each executive officer and are determined by the Compensation Committee based primarily upon the factors described under “Compensation Discussion and Analysis — Elements of Compensation” above. Such awards generally have a performance period of one fiscal year of the Company and are measured based on the Company’s EBIT for such fiscal year. Each award is determined as a percentage of EBIT and will be subject to a pre-determined dollar cap, which in no event can exceed the dollar cap of $2,000,000 set under the 2009 Omnibus Plan. (Under the 2014 Omnibus Plan, this dollar cap would be increased to $5,000,000 in order to provide for the grant of Mr. Kolstad’s annual incentive payment under a stockholder approved incentive plan, as opposed to his employment agreement.) An executive officer’s personal performance is not a separate performance metric under the 2013 AIA. The Compensation Committee determined that 100% of an executive officer’s incentive payment should be determined by Company performance, and EBIT was determined to be the appropriate performance measure because it closely aligns the performance of the executive officers with stockholder goals and interests.

The AIA allows the Compensation Committee to interpret the plan, and to adopt rules and regulations that are necessary or advisable for the proper administration of the plan. During 2013, the Compensation Committee did not take any action that resulted in an award of compensation absent the attainment of the relevant performance goal or reduce or increase the size of any award or payout under the AIA.

The following table sets forth information regarding outstanding equity awards held by the Company’s named executive officers as of December 31, 2013.

Outstanding Equity Awards at End of Fiscal Year 2013

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gary A. Kolstad,	—	—		—	—	37,335	(2)	4,350,648	—	—
President and Chief Executive Officer
Ernesto Bautista, III	—	—		—	—	9,619	(2)	1,120,902	—	—
Vice President and Chief Financial Officer
Don P. Conkle	—	—		—	—	19,998	(3)	2,330,367	—	—
Vice President of Marketing and Sales
Mark L. Edmunds(1)	—	—		—	—	0		0	—	—
Vice President of Operations
R. Sean Elliott,	—	—		—	—	7,508	(2)	874,907	—	—
Vice President, General Counsel, Secretary and Chief Compliance Officer
Roger L. Riffey	—	—		—	—	1,218	(2)	141,934	—	—
Vice President, Manufacturing

(1)	Upon his retirement from the Company in June 2013, Mr. Edmunds forfeited all of his unvested shares of Company common stock.

(2)	Pursuant to grants made under the 2009 Omnibus Plan, one-third of the shares subject to award vest on each of the first three anniversaries of the grant date. Additional information concerning the vesting schedule for these awards is as follows:

	Shares Vested in January and February 2014	Shares to Vest in February 2015	Shares to Vest in February 2016
Mr. Kolstad	January 17, 2014 – 5,000 February 1, 2014 – 12,445	February 1, 2015 – 12,445	February 1, 2016 – 7,445
Mr. Bautista	January 17, 2014 – 1,223 February 1, 2014 – 3,226	February 1, 2015 – 3,226	February 1, 2016 – 1,944
Mr. Edmunds	—	—	—
Mr. Elliott	January 17, 2014 – 966 February 1, 2014 – 2,505	February 1, 2015 – 2,506	February 1, 2016 – 1,531
Mr. Riffey	January 17, 2014 – 139 February 1, 2014 – 415	February 1, 2015 – 415	February 1, 2016 – 249

(3)	Pursuant to a grant made under the 2009 Omnibus Plan, certain of the shares awarded vest on each of the first three anniversaries of the grant date and certain of the shares awarded vest on each of the first five anniversaries of the grant date. Accordingly, 2,068 shares vest on February 1, 2014, 5,016 shares vest on October 1, 2014, 2,068 shares vest on February 1, 2015, 5,016 shares vest on October 1, 2015, 2,068 shares vest on February 1, 2016, 1,881 shares vest on October 1, 2016, and 1,881 shares vest on October 1, 2017.

(4)	Market Value is computed by multiplying the closing market price of the Company’s stock at the end of fiscal year 2013 of $116.53 by the number of shares subject to the award.

The following table sets forth information regarding equity awards held by the Company’s named executive officers that were exercised or that vested during fiscal year 2013.

Option Exercises and Stock Vested in Fiscal Year 2013

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gary A. Kolstad	—	—	14,845	1,228,509
President and Chief Executive Officer
Ernesto Bautista, III	—	—	3,764	311,588
Vice President and Chief Financial Officer
Don P. Conkle,	—	—	5,014	498,141
Vice President of Marketing and Sales
Mark L. Edmunds,	—	—	3,975	328,853
Vice President of Operations
R. Sean Elliott,	—	—	2,789	231,037
Vice President, General Counsel, Secretary and Chief Compliance Officer
Roger Riffey,	—	—	474	39,272
Vice President, Manufacturing

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding the Company’s equity compensation plans as of December 31, 2013:

Plan Category	A. Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	B. Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	C. Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity compensation plans approved by security holders	—	$—	509,741	(1)
Equity compensation plans not approved by security holders	—	—	0
Total	—	$—	509,741	(1)

(1)	Represents shares available for issuance under the 2009 Omnibus Plan as of December 31, 2013.

POTENTIAL TERMINATION AND CHANGE IN CONTROL PAYMENTS

The following tables set forth the estimated value of payments and benefits that the Company’s named executive officers (other than Mr. Edmunds, who retired in June 2013) would be entitled to receive assuming certain terminations of employment and/or assuming a change in control of the Company, in each case occurring on December 31, 2013 and using the closing market price of the Common Stock at the end of fiscal year 2013 of $116.53.

Gary A. Kolstad

Triggering Event	Cash-Out Value of Equity-Based Awards that Vest as a Result of a Triggering Event ($)	Cash-Out Value of Cash-Based Awards that Vest as a Result of a Triggering Event ($)	Value of Salary Continuation ($)
Termination of Employment Prior to a Change In Control without Cause	—	819,811	1,400,000
After a Change In Control without Cause or for Good Reason	—	1,126,733	1,400,000
Retirement	2,032,866	—	—
Disability	2,032,866	819,811	—
Death	2,032,866	819,811	—
Voluntary Termination	—	—	—
Change in Control	4,350,648	—	—

Ernesto Bautista, III

Triggering Event	Cash-Out Value of Equity-Based Awards that Vest as a Result of a Triggering Event ($)	Cash-Out Value of Cash-Based Awards that Vest as a Result of a Triggering Event ($)	Value of Salary Continuation ($)
Termination of Employment Prior to a Change In Control without Cause	—	—	—
After a Change In Control without Cause or for Good Reason	—	435,154	650,000
Retirement	518,442	—	—
Disability	518,442	—	—
Death	518,442	—	—
Voluntary Termination	—	—	—
Change in Control	1,120,902	—	—

Don P. Conkle

Triggering Event	Cash-Out Value of Equity-Based Awards that Vest as a Result of a Triggering Event ($)	Cash-Out Value of Cash-Based Awards that Vest as a Result of a Triggering Event ($)	Value of Salary Continuation ($)
Termination of Employment Prior to a Change In Control without Cause	—	—	—
After a Change In Control without Cause or for Good Reason	—	81,964	710,000
Retirement	825,499		—
Disability	825,499	—	—
Death	825,499	—	—
Voluntary Termination	—	—	—
Change in Control	2,330,367	—	—

R. Sean Elliott

Triggering Event	Cash-Out Value of Equity-Based Awards that Vest as a Result of a Triggering Event ($)	Cash-Out Value of Cash-Based Awards that Vest as a Result of a Triggering Event ($)	Value of Salary Continuation ($)
Termination of Employment Prior to a Change In Control without Cause	—	—	—
After a Change In Control without Cause or for Good Reason	—	306,748	580,000
Retirement	404,476	—	—
Disability	404,476	—	—
Death	404,476	—	—
Voluntary Termination	—	—	—
Change in Control	874,907	—	—

Roger Riffey

Triggering Event	Cash-Out Value of Equity-Based Awards that Vest as a Result of a Triggering Event ($)	Cash-Out Value of Cash-Based Awards that Vest as a Result of a Triggering Event ($)	Value of Salary Continuation ($)
Termination of Employment Prior to a Change In Control without Cause	—	—	—
After a Change In Control without Cause or for Good Reason	—	66,928	480,000
Retirement	64,558	—	—
Disability	64,558	—	—
Death	64,558	—	—
Voluntary Termination	—	—	—
Change in Control	141,934	—	—

Kolstad Employment Agreement.    In the event that Mr. Kolstad’s employment is terminated due to disability or death, Mr. Kolstad, or his estate, shall be entitled to receive (i) all earned but unpaid base salary, (ii) payment for all earned but unused vacation time, and (iii) reimbursement for business expenses incurred prior to the date of termination (together, the “Accrued Obligations”). He, or his estate, shall also receive a pro-rated bonus based on the bonus he would have received for the year in which his employment terminated had his employment continued. If the Company terminates Mr. Kolstad’s employment for Cause, he shall only be entitled to receive the Accrued Obligations. In the event the Company terminates Mr. Kolstad’s employment without Cause, he shall be entitled to receive (i) the Accrued Obligations, (ii) a pro-rated bonus based on the bonus he would have received for the year in which his employment terminated had his employment continued and (iii) contingent upon his execution of a general release of claims against the Company, an amount equal to two times his base salary. The Accrued Obligations, pro-rated bonus and a portion of the base salary payment would be paid in a lump sum, and the remaining portion of the base salary payment would be paid over an 18 month period. Notwithstanding the foregoing, in the event Mr. Kolstad’s employment is terminated by the Company without Cause or by him for Good Reason, and in either case, during the one-year period following a change in control of the Company, he shall be entitled to receive (i) the Accrued Obligations, (ii) a pro-rated bonus based on the bonus he received in the year prior to his termination of employment and (iii) an amount equal to two times his base salary. In this instance, the Accrued Obligations and a portion of the bonus and base salary payment would be paid in a lump sum, with the remaining portion of the bonus and base salary payment to be paid over an 18 month period.

In Mr. Kolstad’s employment agreement, “Cause” is defined as (i) any material violation by Mr. Kolstad of the agreement; (ii) any failure by Mr. Kolstad to substantially perform his duties thereunder; (iii) any act or omission involving dishonesty, fraud, willful misconduct or gross negligence on the part of Mr. Kolstad that is or may be materially injurious to the Company; and (iv) commission of any felony or other crime involving moral turpitude.

“Good Reason” is defined as, without Mr. Kolstad’s express written consent, the occurrence of any one or more of the following: (i) the assignment of Mr. Kolstad to duties materially inconsistent with his authorities, duties, responsibilities and status (including offices, titles and reporting requirements) as an officer of the Company, or a reduction or alteration in the nature or status of his authorities, duties or responsibilities from those in effect immediately prior to a change in control, including a failure to reelect him to, or a removal of him from, any office of the Company that he held immediately prior to a change in control; or (ii) the Company’s requiring Mr. Kolstad to be based at a location more than 50 miles from Houston, Texas, except for required travel on the Company’s business to an extent substantially consistent with his business obligations immediately prior to a change in control; or (iii) the Company materially breaches the agreement or any other written agreement with Mr. Kolstad; or (iv) a material reduction in his level of participation in any of the Company’s welfare benefit, retirement or other employee benefit plans, policies, practices or arrangements in which he participates as of the date of the change in control. The Company is entitled to written notice and a 30 day cure period for any event that may constitute Good Reason.

Mr. Kolstad is subject to a covenant not to compete for a period of two years following the termination of his employment with the Company. He is also subject to standard covenants not to solicit employees and not to solicit clients for a period of one year following a termination.

2009 Omnibus Plan and 2014 Omnibus Plan.    All named executive officers are participants in the 2009 Omnibus Plan and continue to hold unvested awards of restricted stock. Each award agreement under the 2009 Omnibus Plan specifies the consequences with respect to such award upon any termination of employment. The applicable award agreements for the unvested awards of restricted stock made under the 2009 Omnibus Plan provide that unvested awards shall immediately vest upon a change in control. For awards made prior to January 2014, the applicable award agreements provide that upon a termination of employment due to death, disability or Retirement, unvested awards of restricted stock that otherwise would vest one year following termination of employment vest on their scheduled date and any unvested awards scheduled to vest more than one year following the date of termination are forfeited. “Retirement” is defined as a participant’s voluntary termination of employment or service on the Board of Directors (with the approval of the Board of Directors) at or after age 62. None of the named executive officers is currently eligible for retirement. In January 2014, the terms of the applicable award agreements were amended to allow for full vesting of unvested awards in the event of termination resulting from death or disability. Additionally, the agreements for all restricted stock awards granted during or after January 2014 pursuant to the 2009 Omnibus Plan do not provide for any accelerated vesting upon a termination of employment due to retirement. The Company is seeking approval of the 2014 Omnibus Plan to replace the 2009 Omnibus Plan, which expires in May 2014. The 2014 Omnibus Plan, similar to the 2009 Omnibus Plan, would allow the Company to grant restricted stock and other long term incentives to executive officers and key employees of the Company, including awards that are performance-based. See “Ratification and Approval of the 2014 CARBO Ceramics Inc. Omnibus Incentive Plan (Proposal No. 2).”

Annual Incentive Arrangement.    The AIA was first adopted in January 2010 and sets forth the terms and conditions of the incentive payments for Messrs. Bautista, Conkle, Edmunds, and Elliott for the 2013 fiscal year and for Mr. Riffey for the period of 2013 in which he served as Vice President — Manufacturing. The AIA does not have any provisions for accelerated vesting upon termination of employment. Upon a change of control of the Company, AIA awards do not automatically vest; however the Committee may consider the effects of a change of control in determining whether or not to accelerate the vesting of AIA awards.

Change in Control Severance Agreements.    In March 2012, the Board of Directors authorized the Company to enter into a CIC Agreement with each of Messrs. Bautista, Edmunds and Elliott. Mr. Conkle, pursuant to Board authorization, entered into a CIC Agreement upon joining the Company in October 2012. Upon his appointment as Vice President — Manufacturing and pursuant to Board authorization, Mr. Riffey signed a CIC Agreement in May 2013. Each CIC Agreement provides that in the event the executive’s employment is terminated by the Company without Cause or by him for Good Reason during the one-year period following a change in control of the Company, he shall be entitled to receive (i) accrued obligations (such as base salary earned through the date of termination and reimbursement for incurred expenses), (ii) a pro-rated bonus based on the bonus he received in the year prior to his termination of employment and (iii) an amount equal to two times his base salary. The accrued obligations and a portion of the bonus and base salary payment would be paid in a lump sum, with the remaining portion of the bonus and base salary payment to be paid over an 18 month period. The CIC Agreements are based on the change of control severance provisions utilized in Mr. Kolstad’s employment agreement, and contain definitions of “Cause” and “Good Reason” that are substantially the same as those that appear in such employment agreement. Neither Mr. Kolstad’s employment agreement nor the CIC Agreements provide for a “tax gross-up” reimbursement payment to the executive for taxes which they may owe as a result of receipt of any such payments.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with management and, based on the Compensation Committee’s review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The report of the Compensation Committee is not “solicitation material” and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

CARBO Ceramics Inc. Compensation Committee

H. E. Lentz, Jr., Chairman

Sigmund L. Cornelius

Chad C. Deaton

James B. Jennings

Randy L. Limbacher

William C. Morris

Robert S. Rubin

March 17, 2014

RATIFICATION AND APPROVAL OF THE

2014 CARBO CERAMICS INC. OMNIBUS INCENTIVE PLAN (PROPOSAL NO. 2)

General.    In January 2009, the Compensation Committee recommended to the Board of Directors and the Board of Directors adopted the 2009 Omnibus Plan, which was subsequently approved by the Company’s stockholders at the Company’s 2009 Annual Meeting of Stockholders. The purpose of the 2009 Omnibus Plan was to provide the Company with the means to attract and retain highly qualified key employees, as well as to align the interests of the employees and the Company’s stockholders by encouraging employees of the Company to acquire or increase their equity interest in the Company, and to relate compensation to the performance goals of the Company. The 2014 Omnibus Plan is intended to replace the 2009 Omnibus Plan, which expires in May 2014. The 2014 Omnibus Plan, upon Compensation Committee recommendation, was adopted by the Board of Directors in January 2014. The 2014 Omnibus Plan will become effective on the date it is approved by the

Company’s stockholders and no award will be granted under the 2014 Omnibus Plan after the fifth anniversary of such date. The terms of the 2014 Omnibus Plan are substantially identical, to the 2009 Omnibus Plan with the exception of:

•

In Section 3(b) of the 2014 Omnibus Plan, the maximum cash-based award payable to any individual participant in any calendar year has been increased from $2,000,000 to $5,000,000. The Company believes this increase will permit it to make the payment of Mr. Kolstad’s annual incentive payment for the year 2015 and future years under the terms of an incentive arrangement adopted pursuant to the 2014 Omnibus Plan, which will allow for such incentive payment to be “performance based” compensation under Section 162(m) of the Code, and therefore tax deductible.

•	In Section 8(c) of the 2014 Omnibus Plan, safety records and performance have been added as a permissible type of performance measure.

Key Historical Data and Equity Metrics.    Approval of the 2014 Omnibus Plan will assist the Company in effectively competing in the competitive market for employee talent over the coming years, while maintaining reasonable share burn rates and overhang. During the five years in which the 2009 Omnibus Plan was effective, the Company issued approximately 299,067 of the 750,000 shares available for issuance under the 2009 Omnibus Plan. Upon approval of the 2014 Omnibus Plan, all shares that remain available for issuance under the 2009 Omnibus Plan will be cancelled.

The following table shows certain equity metrics for the equity awards made over the past three fiscal years under the 2009 Omnibus Plan. All of such awards were made in the form of restricted stock:

Key Equity Metrics	2013	2012	2011	3-Year Average (2011-2013)
Shares subject to awards granted(1)	90,243	74,460	54,740	73,148
Gross burn rate(2)	0.39%	0.32%	0.24%	0.32%
Net burn rate(3)	0.35%	0.30%	0.23%	0.29%
Dilution(4)	2.74%	2.94%	3.23%	2.97%
Overhang(5)	0.59%	0.50%	0.56%	0.55%

(1)	Reflects total number of shares subject to equity awards granted during the fiscal year and excludes any cancelled or forfeited equity awards.

(2)	Gross burn rate is calculated by dividing the total number of shares subject to equity awards granted during the fiscal year by the total weighted-average number of shares outstanding during the period, and excluding the effect of any cancelled or forfeited equity awards.

(3)	Net burn rate is calculated by dividing the total number of shares subject to equity awards granted during the fiscal year by the total weighted-average number of shares outstanding during the period, and takes into account any cancelled or forfeited equity awards.

(4)	Dilution is calculated by dividing the sum of (x) the number of shares subject to equity awards outstanding at the end of the fiscal year and (y) the number of shares available for future grants, by the number of shares outstanding at the end of the fiscal year.

(5)	Overhang is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year.

The Compensation Committee strongly believes that the approval of the 2014 Omnibus Plan is important to our continued success. Our employees and non-employee directors are one of our most valuable assets. Awards such as those provided under the 2014 Omnibus Plan are vital to our ability to attract and retain outstanding and highly skilled employees in the competitive labor markets in which we must compete.

Our named executive officers who are current employees of the Company and our nonemployee directors will be eligible to receive awards under the 2014 Omnibus Plan and therefore have an interest in this proposal.

Summary of the 2014 Omnibus Plan.    The following summary of the material terms of the 2014 Omnibus Plan is qualified in its entirety by reference to the copy of the 2014 Omnibus Plan attached hereto as Appendix A.

Under the 2014 Omnibus Plan, the Compensation Committee may grant cash-based awards, stock options (both non-qualified and “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)), or other equity-based awards (including stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units or share-denominated performance units) with respect to a number of shares of Common Stock of the Company that in the aggregate does not exceed 750,000 shares, plus (i) the number of shares subject to previously issued awards that are subsequently forfeited, cancelled or returned; and (ii) the number of shares subject to awards that are withheld by the Company or tendered by the participant to the Company to satisfy exercise price or tax withholding obligations in connection with such awards. The maximum number of shares of Common Stock that may be issued through options designated as “incentive stock options” within the meaning of Section 422 of the Code shall not exceed 750,000 shares of Common Stock in the aggregate. The aggregate limit described in this paragraph does not take into account any stock options assumed as of a result of any merger or consolidation involving the Company in which the Company is the surviving corporation.

No more than 50,000 shares of stock may be granted to any single employee in any calendar year pursuant to the 2014 Omnibus Plan. The amount paid under the 2014 Omnibus Plan to any single employee in any calendar year with respect to any cash-based award shall not exceed $5,000,000. Shares issued under the 2014 Omnibus Plan may be either newly issued shares or treasury shares, as determined by the Compensation Committee. In the event of any change in the capitalization of the Company or in the event of any corporate change involving the Company, the Compensation Committee will adjust the share limitations described above, the type of securities available for grant under the 2014 Omnibus Plan, and the number and the type of securities underlying outstanding awards, in each case, as it considers appropriate in order to prevent dilution or enlargement of rights.

Only Directors and key employees (including officers of the Company, whether or not they are members of the Board) of the Company and its affiliates who have made or who the Compensation Committee believes will make substantial contributions to the management, growth and protection of the Company’s business are eligible to participate in the 2014 Omnibus Plan. As of March 2014, it is expected that approximately 120 employees and eight Directors will be eligible to participate in the 2014 Omnibus Plan. The closing per share price on the NYSE of a share of the Company’s Common Stock on March 24, 2014, was $120.53.

The Compensation Committee is authorized to grant awards, designating both the employees and Directors of the Company or its affiliates who will be granted the awards, the type of award, the number of shares or amount of cash underlying such awards and the terms and conditions of such awards from time to time. Subject to Section 157 of the Delaware General Corporation Law, the Compensation Committee may also from time to time authorize a subcommittee consisting of one or more members of the Board or officers of the Company to grant awards to persons who are not executive officers of the Company (within the meaning of Rule 16a-1 of the Exchange Act). The Compensation Committee has the full discretionary authority to administer the 2014 Omnibus Plan, including the authority to interpret and construe any provision of the 2014 Omnibus Plan and the terms of any award granted thereunder.

In the case of any stock options or stock appreciation rights issued under the 2014 Omnibus Plan, the exercise price per share of Common Stock covered by any such option or stock appreciation right shall be not less than 100% of the fair market value of a share of Common Stock on the date on which such option or stock appreciation right is granted. Any stock option or stock appreciation right granted under the 2014 Omnibus Plan shall expire on the ten-year anniversary of the date such option or stock appreciation right is granted.

The amount payable with respect to any award that is intended to qualify as Performance-Based Compensation under Section 162(m) of the Code shall be determined in any manner permitted by Section 162(m) of the Code. The payment or vesting of such awards will depend upon performance targets related to one or more of the following performance measures: (i) net income or operating net income (before or after taxes, interest, depreciation, amortization, and/or nonrecurring/unusual items), (ii) return on assets, return on capital, return on equity, return on economic capital, return on other measures of capital, return on sales or other financial criteria, (iii) revenue or net sales, (iv) gross profit or operating gross profit, (v) cash flow, (vi) productivity or efficiency ratios, (vii) share price or total shareholder return, (viii) earnings per share, (ix) budget and expense management, (x) customer and product measures, including market share, high value client growth, and customer growth, (xi) working capital turnover and targets, (xii) margins, (xiii) economic value added or other value added measurements, (xiv) sales volume or other sales performance criteria, (xv) goals related to the research, development, implementation or marketing of new products or business initiatives and (xvi) safety record and/or performance, as determined by statistical or numerical calculations for safety matters, such as the number of lost time accidents or total recordable incidence rate (TRIR), in any such case (A) considered absolutely or relative to historic performance or relative to one or more other businesses and (B) determined for the Company or any business unit or division thereof.

The Compensation Committee may, in its discretion, reduce or eliminate the amount payable to any participant with respect to an award that is intended to qualify as Performance-Based Compensation, based on such factors as the Compensation Committee may deem relevant, but the Compensation Committee may not increase any such amount above the amount established in accordance with the relevant performance schedule. The measurement of any performance measure(s) may exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles and as identified in the Company’s audited financial statements, including the notes thereto.

Each award agreement will specify the consequences with respect to such award of any termination of employment, leave of absence, and the employee’s death or disability. Unless otherwise set forth in an award grant agreement, upon a Change in Control of the Company, awards will immediately vest. For purposes of the 2014 Omnibus Plan, a “Change in Control” means the occurrence of any of the following after the 2014 Omnibus Plan’s effective date: (i) the occurrence of a change in control of the Company of a nature that would be required to be reported or is reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the effective date, pursuant to Sections 13 or 15(d) of the Exchange Act; or (ii) any person is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s outstanding securities (other than any person who was a “beneficial owner” of securities of the Company representing 30% or more of the combined voting power of the Company’s outstanding securities prior to the effective date); or (iii) individuals who constitute the Board on the effective date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board, provided that any person becoming a director subsequent to the effective date whose appointment to fill a vacancy or to fill a new Board position was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company’s shareholders was approved by the same nominating committee serving under an Incumbent Board, shall be, for purposes of this clause (iii), considered as though he were a member of the Incumbent Board; or (iv) the occurrence of any of the following of which the Incumbent Board does not approve: (A) merger or consolidation in which the Company is not the surviving corporation or (B) sale of all or substantially all of the assets of the Company; or (v) consummation of a plan of reorganization, merger or consolidation of the Company with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan of reorganization are exchanged or converted into cash or property or securities not issued by the Company, which was approved by shareholders pursuant to a proxy statement soliciting proxies from shareholders of the Company, by someone other than the then current management of the Company.

Notwithstanding the foregoing and for the purposes of timing of payment, distribution or settlement only, a Change in Control shall not be deemed to occur under the 2014 Omnibus Plan with respect to any award that constitutes “non-qualified deferred compensation” within the meaning of Section 409A of the Code, unless the events that have occurred would also constitute a “Change in the Ownership or Effective Control of a

Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Department Final Regulation 1.409A-3(i)(5), or any successor thereto.

Awards shall not vest more rapidly than ratably over a three-year period; provided, however, that (i) to the extent permitted by Section 409A of the Code, the Compensation Committee may, in its sole discretion, provide for accelerated vesting of any such award on account of a participant’s retirement, death, disability, leave of absence, termination of employment or any other similar event, (ii) to the extent permitted by Section 409A of the Code, the Compensation Committee may, in its sole discretion, provide for accelerated vesting of any such award upon the achievement of performance criteria specified by the Compensation Committee, related to a period of performance of one year or more, and (iii) up to twenty percent (20%) of the shares of Common Stock reserved for issuance under the 2014 Omnibus Plan may be granted subject to awards with such other vesting requirements (if any) as the Compensation Committee may establish in its sole discretion (which number of shares shall not include any shares subject to Performance-Based Compensation awards). On or after the date of grant of an award under the 2014 Omnibus Plan, and subject to applicable law and the limitations and requirements set forth in the preceding sentence, the Compensation Committee may (i) accelerate the date on which any such Award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such Award, including, without limitation, extending the period following a termination of a Participant’s employment during which any such Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such Award or (iv) provide for the payment of dividends or dividend equivalents with respect to any such Award.

A participant will generally have none of the rights of a shareholder with respect to the shares underlying an award until the date of the issuance of a stock certificate with respect to such shares or the date as of which the Company records the participant or his or her nominee as the owner of such shares, free and clear of any restrictions or conditions pursuant to the 2014 Omnibus Plan or any award agreement thereunder. However, pursuant to the form of award agreements approved by the Compensation Committee, participants who receive restricted stock awards will have the right to receive dividend payments and vote the shares subject to the award prior to the vesting of such shares. At a participant’s request, the Compensation Committee may withhold or permit the participant to tender a portion of the shares underlying an award to satisfy tax withholding obligations incurred in connection with such award.

The Board of Directors may amend, modify, or terminate the 2014 Omnibus Plan at any time, except that the participant’s consent will be required if such amendment, modification or termination reduces any participant’s award or otherwise materially affects the rights of such participant. With respect to awards subject to Section 409A of the Code, any amendment, modification or termination of the 2014 Omnibus Plan or any such award shall conform to the requirements of Section 409A of the Code.

Certain Federal Income Tax Consequences. The following is a brief description of the principal United States federal income tax consequences related to options granted under the 2014 Omnibus Plan.

Non-Qualified Options.    Generally, a grantee will not be subject to tax at the time a non-qualified option is granted, and no tax deduction is then available to the Company. Upon the exercise of a non-qualified option, an amount equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price paid will be included in the grantee’s ordinary income and the Company will generally be entitled to deduct the same amount. Upon disposition of shares acquired upon exercise, appreciation or depreciation after the date of exercise will be treated by the grantee or transferee of the non-qualified option as either capital gain or capital loss and, depending upon the length of period following exercise, either short term or long term.

If a non-qualified option provides for issuance of Common Stock subject to restrictions upon exercise, the grantee receiving such restricted stock will not recognize income for tax purposes until the restrictions lapse, unless he or she elects otherwise, as described below. Rather, the grantee will have taxable income upon lapse of the restrictions equal to the amount by which the fair market value of the shares at the time the restrictions lapse exceeds the exercise price paid on exercise, and the Company will generally have a tax deduction in the same amount. Proceeds from the sale of stock sold after the restrictions lapse will be taxable as a capital gain or capital loss, depending upon the amount by which the sale price exceeds or is less than the fair market value of the stock at the time the restrictions lapse.

Alternatively, a grantee who receives Common Stock subject to restrictions can elect to recognize income immediately upon exercise of the non-qualified option, in which case the grantee’s taxable income and the Company’s tax deduction are generally determined at the time of option exercise, as explained in the first paragraph of this section. However, if the grantee subsequently forfeits the stock or is required to sell it to the Company by the terms of the restriction, the grantee’s tax deduction for any loss on the sale will be limited to the amount, if any, by which the exercise price exceeds the amount paid by the Company on such sale.

If the grantee pays the exercise price, in whole or in part, with previously acquired shares, the exchange will not affect the tax treatment of the exercise. No gain or loss is recognized on delivery of the previously acquired shares to the Company, and shares received by the grantee equal in number to the previously acquired shares so exchanged will have the same basis and holding period for capital gain purposes as the previously acquired shares. Shares received by the grantee in excess of the number of previously acquired shares will have a basis equal to the fair market value of such additional shares as of the date ordinary income equal to such fair market value is realized, and a holding period beginning as of such date.

Incentive Stock Options.    A grantee will not be subject to tax at the time an incentive stock option is granted or exercised, and no tax deduction is available to the Company; however, the grantee may be subject to the alternative minimum tax on the excess of the fair market value of the shares received upon exercise of the incentive stock option over the exercise price paid. Upon disposition of the shares acquired upon exercise of an incentive stock option, capital gain or capital loss will generally be recognized in an amount equal to the difference between the sale price and the exercise price, as long as the grantee has not disposed of the shares within two years of the date of grant of the option or within one year from the date of exercise and has been employed by the Company at all times from the grant date until the date three months before the date of exercise (one year in the case of permanent disability). If the grantee disposes of the shares without satisfying both the holding period and employment requirements (a disqualifying disposition), the grantee will recognize ordinary income at the time of the disqualifying disposition to the extent of the excess of the amount realized on such disqualifying disposition over the exercise price paid or, if the disqualifying disposition resulted from a failure to satisfy the holding period requirement, the fair market value of the shares on the date the incentive stock option is exercised (if less). Any remaining gain or loss is treated as a capital gain or capital loss.

If the grantee pays the exercise price, in whole or in part, with previously acquired shares, the exchange will not affect the tax treatment of the exercise. Upon such exchange, and except for disqualifying dispositions, no gain or loss is recognized upon the delivery of the previously acquired shares to the Company, and the shares received by the grantee equal in number to the previously acquired shares exchanged therefor will have the same basis and holding period for capital gain or capital loss purposes as the previously acquired shares. Shares received by the grantee in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the shares are issued to the grantee upon exercise of the incentive stock option. If such an exercise is effected using shares previously acquired through the exercise of an incentive stock option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a disqualifying disposition has occurred.

The Company is not entitled to a tax deduction upon either the exercise of an incentive stock option or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the grantee recognized ordinary income in a disqualifying disposition.

Limits on Company’s Deductions.    Code Section 162(m) generally places a $1 million annual limit on a company’s tax deduction for compensation paid to a “covered employee.” A “covered employee” is defined as the chief executive officer and the other three highest paid officers named in the company’s proxy statement (other than the chief executive officer). This limit does not apply to compensation that satisfies the applicable requirements for the “performance-based compensation” exception (“Performance Exception”), including approval by shareholders of the material terms of the compensation. Approval of the 2014 Omnibus Plan at the Annual Meeting will satisfy this shareholder-approval requirement.

The 2014 Omnibus Plan incorporates the provisions required to satisfy the Performance Exception for options and stock appreciation rights, in addition to the shareholder approval requirements. These requirements include limiting the maximum number of shares of Common Stock for which options and stock appreciation rights may be granted to any single participant during any one-year period to 50,000 (subject to adjustments as described above under “Summary of 2014 Omnibus Plan”), allowing such awards to only be granted by the Compensation Committee which must be comprised of “outside directors” as defined under Code Section 162(m), and requiring that the exercise price of such awards be not less than the fair market value of the underlying stock on the date of grant.

If the Committee makes awards other than options and stock appreciation rights subject to the achievement of performance goals, and complies with the other procedures required by the Performance Exception, the awards should qualify for the Performance Exception. These procedures require that the Committee establish objective performance-based goals based upon one or more of the performance measures outlined above within the time allowed by the Performance Exception and at a time when achievement of the goals is not substantially certain, and that it certify the achievement of those goals before the vesting or payment of the awards.

It is anticipated that in general, the Committee will operate the 2014 Omnibus Plan in a manner designed to avoid loss of the Company’s tax deduction because of Code Section 162(m). However, it is possible that in some cases, awards granted to covered employees may not qualify for the Performance Exception. Further, if awards vest or are paid on an accelerated basis upon a Change in Control or a subsequent termination of employment, some or all of the value of that acceleration may be considered an “excess parachute payment” under Section 280G of the Code. This would result in the imposition of a 20 percent (20%) federal excise tax on the recipients of the excess parachute payments and a loss of the Company’s deduction for the excess parachute payments.

New Plan Benefits. Awards to be granted under the 2014 Omnibus Plan are not determinable at this time. Any such grant will be in the discretion of the Compensation Committee in accordance with the terms of the 2014 Omnibus Plan.

The Board of Directors recommends a vote “FOR” the ratification and approval of the 2014 CARBO Ceramics Inc. Omnibus Incentive Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s Directors, executive officers and persons who are beneficial owners of more than 10% of the Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of shares of Common Stock beneficially owned by them. Directors, executive officers and beneficial owners of more than 10% of the Common Stock are also required to furnish the Company with copies of all Section 16(a) reports that they file with the SEC. To the Company’s knowledge, no Director, executive officer or other greater than 10% beneficial owner of the Common Stock failed to timely file with the SEC one or more required reports on Form 3, 4 or 5, during 2013.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee met nine times during 2013. The Audit Committee reviewed with management and the independent registered public accounting firm the interim financial information included in the March 31, June 30 and September 30, 2013 Quarterly Reports on Form 10-Q prior to their filing with the SEC. In addition, the Audit Committee reviewed all earnings releases with management and the Company’s independent registered public accounting firm prior to their release.

Consistent with the applicable requirements of the Public Company Accounting Oversight Board, the Company’s independent registered public accounting firm provided the Audit Committee a written statement describing all the relationships between it and the Company that might bear on its independence. The Audit Committee also discussed and reviewed with the Company’s independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 114 (The Auditor’s Communication with Those Charged with Governance), which supersedes Statement on Auditing Standards No. 61.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviews and discusses with management the audited financial statements in the Company’s Annual Report on Form 10-K, including a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the acceptability and quality of the Company’s accounting principles and such other matters appropriate for discussion with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent registered public accounting firm its independence from management and the Company and considered the compatibility of non-audit services with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the SEC. The Audit Committee also approved, subject to stockholders’ ratification, the selection of the Company’s independent registered public accounting firm.

This report of the Audit Committee is not “solicitation material” and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

CARBO Ceramics Inc. Audit Committee

Robert S. Rubin, Chairman

Sigmund L. Cornelius

Chad C. Deaton

James B. Jennings

H. E. Lentz, Jr.

Randy L. Limbacher

March 17, 2014

RATIFICATION OF APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM (PROPOSAL NO. 3)

Subject to ratification by the stockholders, the Audit Committee of the Board of Directors has reappointed Ernst & Young as the Company’s independent registered public accounting firm to audit the financial statements of the Company for 2014. Ernst & Young has acted as the Company’s independent registered public accounting firm since its formation in 1987. Representatives of the firm of Ernst & Young are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees.    Ernst & Young’s fees for the Company’s annual audit and review of interim financial statements were $647,854 in 2013, $656,145 in 2012, and $631,722 in 2011.

Audit-Related Fees.    Ernst & Young’s fees for audit-related services were $25,000 in 2013, $24,650 in 2012, and $29,000 in 2011. Audit-related services for 2013, 2012 and 2011 primarily include fees for employee benefit plan audits.

Tax Fees.    Ernst & Young’s fees for tax services were $9,239 in 2013, $11,622 in 2012, and $9,886 in 2011. Tax services primarily involve assistance with tax return compliance and consultations regarding foreign tax jurisdictions.

All Other Fees.    Ernst & Young’s fees for all other products and services were $0 in 2013, $0 in 2012, and $4,274 in 2011. These other products and services include various training and consultation services.

Under the Audit Committee’s Pre-Approval Procedures for Audit and permitted Non-Audit Services, the Chairman of the Audit Committee is allowed to pre-approve audit and non-audit services if such services will commence prior to the next regularly scheduled meeting of the Audit Committee and where the cost of such services in the aggregate will not exceed $50,000. The Audit Committee is then informed of such pre-approval at its next meeting. For 2013, there were no non-audit related services approved in this manner.

The Audit Committee and the Board of Directors recommend the stockholders vote “FOR” such ratification.

APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS (PROPOSAL NO. 4)

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (the “Dodd-Frank Act”) and the Company’s determination, in light of the stockholder vote in 2011 regarding voting frequency, to hold an annual advisory vote to approve the compensation of the Company’s named executive officers, the stockholders of the Company are entitled to vote at the Annual Meeting to approve the compensation of the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K under the Exchange Act. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on the Company or the Board. The next such vote will be held at the Company’s 2015 Annual Meeting.

As described more fully in the Compensation Discussion and Analysis section of this proxy statement, the Company’s compensation policy is designed to attract and retain superior management personnel and to ensure that executive compensation aligns management’s overall goals and objectives for improving profitability and enhancing stockholder value with those of stockholders. The program seeks to align executive compensation with stockholder value on an annual and long-term basis through a combination of base pay, annual incentives, and long-term incentives. In 2013, the annual incentive component was performance-based bonuses based entirely upon Company earnings before interest income and expense and taxes and long-term incentives consisted of restricted stock awards. The Company also has programs in place to align executive compensation with stockholder interests and mitigate risks in its plans, such as stock retention guidelines and limited perquisites.

The Board strongly endorses the Company’s executive compensation program and recommends that the stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as described in this proxy statement under “Compensation of Executive Officers”, including the Compensation Discussion and Analysis and the tabular and narrative disclosure contained in this proxy statement.

The Board of Directors recommend that the stockholders vote “FOR” the resolution above and approval of the compensation of the named executive officers as disclosed in this proxy statement.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of each of the persons named in the proxy to vote in accordance with his judgment on such matters.

APPENDIX A

CARBO CERAMICS INC.

OMNIBUS INCENTIVE PLAN

1.	Purpose of the Plan

This 2014 CARBO Ceramics Inc. Omnibus Incentive Plan is intended to promote the interests of the Company and its stockholders by providing the key employees of the Company, and eligible non-employee directors of CARBO Ceramics, with incentives and rewards to encourage them to continue in the service of the Company. The Plan is designed to serve this goal by providing such employees and eligible non-employee directors with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

2.	Definitions

As used in the Plan or in any instrument governing the terms of any Award, the following definitions apply to the terms indicated below:

(a) “Award” means an Option or Other Award granted pursuant to the terms of the plan.

(b) “Board” means the Board of Directors of CARBO Ceramics.

(c) “CARBO Ceramics” means CARBO Ceramics Inc., a Delaware corporation, and any successor thereto.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder.

(e) “Committee” means the Compensation Committee of CARBO Ceramics or such other committee appointed by the Board from time to time to administer the Plan (and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan) that meets the criteria set forth in Section 4 of the Plan.

(f) “Common Stock” means the common stock of CARBO Ceramics, par value $0.01 per share, or any other security into which such common stock shall be changed pursuant to the adjustment provisions of Section 10 of the Plan.

(g) “Company” means CARBO Ceramics, together with its Subsidiaries.

(h) “Covered Employee” means a Participant who at the time of reference is a “covered employee” as defined in Section 162(m) of the Code.

(i) “Director” means a member of the Board who is not at the time of reference an employee of the Company.

(j) “Disability” shall mean any physical or mental impairment which qualifies a Participant for (i) disability benefits under any long-term disability plan maintained by the Company, (ii) workers’ compensation total disability benefits or (iii) Social Security disability benefits, or as otherwise determined by the Board. For purposes of this Plan, a Participant’s employment shall be deemed to have terminated as a result of Disability on the date as of which he or she is first entitled to receive disability benefits under such policy, law or regulation; provided that with respect to any Award that is subject to Section 409A of the Code, if such Award provides for any payment or distribution upon a Participant’s (i) Disability, then “Disability” shall have the meaning given to such term in Section 1.409A-3(i)(4) of the Treasury Regulations or (ii) termination of employment as a result of Disability, then such Participant’s employment shall be deemed to have terminated as a result of Disability on the date on which such Participant experiences a Separation from Service.

(k) “Effective Date” means the date on which the Plan is approved by the stockholders of CARBO Ceramics.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder.

(m) “Fair Market Value” means, with respect to a share of Common Stock, as of the applicable date of determination, (i) the closing price of a share of Common Stock, as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading, on the date of determination (or, if not reported on such date, on the next preceding date on which such price was reported) or (ii) if the Common Stock is not listed or admitted to trading on any securities exchange, the fair market value of a share of Common Stock as reasonably determined by the Committee in its sole discretion using a reasonable valuation method.

(n) “Option” means a stock option to purchase shares of Common Stock granted to a Participant pursuant to Section 6.

(o) “Other Award” means an award granted to a Participant pursuant to Section 7.

(p) “Participant” means a Director or employee of the Company who is eligible to participate in the Plan and to whom one or more Awards have been granted pursuant to the Plan and, following the death of any such Person, his successors, heirs, executors and administrators, as the case may be.

(q) “Performance-Based Compensation” means compensation that satisfies the requirements of Section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

(r) “Performance Measures” means such measures as are described in Section 8 on which Performance Targets are based in order to qualify certain awards granted hereunder as Performance-Based Compensation.

(s) “Performance Percentage” means the factor determined pursuant to a Performance Schedule that is to be applied to a Target Award and that reflects actual performance compared to the Performance Target.

(t) “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award that is intended to qualify as Performance-Based Compensation. Performance Periods may be overlapping.

(u) “Performance Schedule” means a schedule or other objective method for determining the applicable Performance Percentage to be applied to each Target Award.

(v) “Performance Target” means performance goals and objectives with respect to Performance Measures for a Performance Period.

(w) “Person” means a “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of Section 13(d)(3) under the Exchange Act.

(x) “Plan” means this 2014 CARBO Ceramics Inc. Omnibus Incentive Plan, as it may be amended from time to time.

(y) “Securities Act” means the Securities Act of 1933, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder.

(z) “Separation from Service” shall have the meaning set forth in Section 1.409A-1(h) of the Treasury Regulations.

(aa) “Specified Employee” shall have meaning set forth in Section 1.409A-1(i) of the Treasury Regulations.

(bb) “Subsidiary” shall mean any entity that is directly or indirectly controlled by CARBO Ceramics or any entity, including an acquired entity, in which CARBO Ceramics has a significant equity interest, as determined by the Committee in its sole discretion, provided that with respect to any Award that is subject to Section 409A of the Code, “Subsidiary” shall mean a corporation or other entity in a chain of corporations or other entities in which each corporation or other entity, starting with CARBO Ceramics, has a controlling interest in another corporation or other entity in the chain, ending with such corporation or other entity. For purposes of the preceding sentence, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations, provided that the language “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations. Notwithstanding the foregoing, for the purpose of determining whether a corporation or other entity is a Subsidiary for purposes of Section 5(a) hereof, if the Awards proposed to be granted to employees of such corporation or other entity would be granted based upon legitimate business criteria, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations, provided that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Code Section 1.414(c)-2(b)(2)(i). For purposes of determining ownership of an interest in an organization, the rules of Sections 1.414(c)-3 and 1.414(c)-4 of the Treasury Regulations apply.

(cc) “Target Award” means a target Award determined by the Committee to be payable upon satisfaction of any applicable Performance Targets.

(dd) “Treasury Regulations” shall mean the regulations promulgated under the Code by the United States Internal Revenue Service, as amended.

(ee) “Voting Securities” means, at any time, CARBO Ceramics’ then outstanding voting securities.

3.	Stock Subject to the Plan and Limitations on Awards

(a)	Stock Subject to the Plan

The maximum number of shares of Common Stock that may be covered by Awards granted under the Plan shall not exceed 750,000 shares of Common Stock in the aggregate. The maximum number of shares of Common Stock that may be issued through Options designated as “incentive stock options” within the meaning of Section 422 of the Code under the Plan shall not exceed 750,000 shares of Common Stock in the aggregate. The shares referred to in the preceding sentences of this paragraph shall in each case be subject to adjustment as provided in Section 10 and the following provisions of this Section 3. Shares of Common Stock issued under the Plan may be either authorized and unissued shares or treasury shares, or both, at the sole discretion of the Committee.

For purposes of the preceding paragraph, shares of Common Stock covered by Awards shall only be counted as used to the extent they are actually issued and delivered to a Participant (or such Participant’s permitted transferees as described in the Plan) pursuant to the Plan. For purposes of clarification, in accordance with the preceding sentence, if an Award is settled for cash or if shares of Common Stock are withheld to pay the exercise price of an Option or to satisfy any tax withholding requirement in connection with an Award, only the shares issued (if any), net of the shares withheld, will be deemed delivered for purposes of determining the number of shares of Common Stock that are available for delivery under the Plan. In addition, if shares of Common Stock are issued subject to conditions which may result in the forfeiture, cancellation or return of such shares to the Company, any portion of the shares forfeited, cancelled or returned shall be treated as not issued pursuant to the Plan. In addition, if shares of Common Stock owned by a Participant (or such Participant’s permitted transferees as described in the Plan) are tendered (either actually or through attestation) to the Company in payment of any obligation in connection with an Award, the number of shares tendered shall be added to the number of shares of Common Stock that are available for delivery under the Plan. Shares of Common Stock covered by Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual) shall not count as used under the Plan for purposes of this Section 3(a).

(b)	Individual Award Limits

Subject to adjustment as provided in Section 10, the maximum number of shares of Common Stock that may be covered by Awards granted under the Plan to any single Participant in any calendar year shall not exceed 50,000 shares. The amount paid under the Plan to any single Participant in any calendar year with respect to any cash-based Award shall not exceed $5,000,000.

4.	Administration of the Plan

The Plan shall be administered by a committee of the Board of Directors consisting of two or more persons, each of whom qualifies as a “non-employee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act), an “outside director” within the meaning of Treasury Regulation Section 1.162-27(e)(3) and as “independent” within the meaning of any applicable stock exchange or similar regulatory authority. The Committee shall, consistent with the terms of the Plan, from time to time designate those employees and Directors of the Company who shall be granted Awards under the Plan and the amount, type and other terms and conditions of such Awards. All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof. In addition, the Committee may from time to time authorize a subcommittee consisting of one or more members of the Board (including members who are employees of the Company) or officers of CARBO Ceramics to grant Awards to persons who are not “executive officers” of CARBO Ceramics (within the meaning of Rule 16a-1 under the Exchange Act), subject to such restrictions and limitation as the Committee may specify and in accordance with (and only to the extent permitted by) Section 157 of the Delaware General Corporation Law.

The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and the terms of any Award (and any agreement evidencing any Award) granted hereunder and to adopt and amend from time to time such rules and regulations for the administration of the Plan as the Committee may deem necessary or appropriate. Without limiting the generality of the foregoing, the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment and whether employment for any Person other than the Company shall constitute employment for any purposes of the Plan. The employment of a Participant with the Company shall be deemed to have terminated for all purposes of the Plan if such person is employed by or provides services to a Person that is a Subsidiary of CARBO Ceramics and such entity ceases to be a Subsidiary of CARBO Ceramics, unless the Committee determines otherwise. Decisions of the Committee shall be final, binding and conclusive on all parties.

On or after the date of grant of an Award under the Plan, the Committee may, subject to applicable law and the limitations and requirements set forth herein, (i) accelerate the date on which any such Award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such Award, including, without limitation, extending the period following a termination of a Participant’s employment during which any such Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such Award or (iv) provide for the payment of dividends or dividend equivalents with respect to any such Award; provided, that the Committee shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under Section 409A of the Code.

No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.	Eligibility

(a) The Persons who shall be eligible to receive Awards pursuant to the Plan shall be those employees and Directors of the Company whom the Committee shall select from time to time, including those key employees (including officers of CARBO Ceramics, whether or not they are members of the Board) who are largely responsible for the management, growth and protection of the business of the Company. With respect to employees subject to U.S. income tax, Options and stock appreciation rights shall only be granted to such employees who provide direct services to CARBO Ceramics or a Subsidiary of CARBO Ceramics as of the date of grant of the Option or stock appreciation right. Each Award granted under the Plan shall be evidenced by an instrument in writing in form and substance approved by the Committee.

(b) Employees of Subsidiaries may participate in the Plan upon approval of Awards to such employees by the Committee. A Subsidiary’s participation in the Plan may be conditioned upon the Subsidiary’s agreement to reimburse the Company for costs and expenses of such participation, as determined by the Company. The Committee may terminate the Subsidiary’s participation in the Plan at any time and for any reason. If a Subsidiary’s participation in the Plan shall terminate, such termination shall not relieve it of any obligations theretofore incurred by it under the Plan, except with the approval of the Committee, and the Committee shall determine, in its sole discretion, the extent to which employees of the Subsidiary may continue to participate in the Plan with respect to previously granted Awards. Unless the Committee determines otherwise, a Subsidiary’s participation in the Plan shall terminate upon the occurrence of any event that results in such entity no longer constituting a Subsidiary as defined herein; provided, however, that such termination shall not relieve such Subsidiary of any of its obligations to the Company theretofore incurred by it under the Plan, except with the approval of the Committee. Notwithstanding the foregoing, unless otherwise specified by the Committee, upon any such Subsidiary ceasing to be a Subsidiary as defined herein, the Participants employed by such Subsidiary shall be deemed to have terminated employment for purposes of the Plan. With respect to Awards subject to Section 409A of the Code, for purposes of determining whether a distribution is due to a Participant, such Participant’s employment shall be deemed terminated as described in the preceding sentence only if the Committee determines that a Separation from Service has occurred.

6.	Options

The Committee may from time to time grant Options, subject to the following terms and conditions:

(a)	Exercise Price

The exercise price per share of Common Stock covered by any Option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date on which such Option is granted. The agreement evidencing the award of each Option shall clearly identify such Option as either an “incentive stock option” within the meaning of Section 422 of the Code or as a non-qualified stock option.

(b)	Term and Exercise of Options

(1) Each Option shall become vested and exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee and specified in the agreement evidencing such Option; provided, however that no Option shall be exercisable after the expiration of ten years from the date such Option is granted; and, provided, further, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or in the agreement evidencing such Option.

(2) Each Option may be exercised in whole or in part. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(3) An Option shall be exercised by such methods and procedures as the Committee determines from time to time, including without limitation through net physical settlement or other method of cashless exercise.

(4) Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of a Participant, only by the Participant; provided, however that the Committee may (but shall not be obligated to) permit Options that are not incentive stock options to be sold, pledged, assigned, hypothecated, transferred, or disposed of, on a general or specific basis, subject to such conditions and limitations as the Committee may determine.

(c)	Effect of Termination of Employment or Other Relationship

The agreement evidencing the award of each Option shall specify the consequences with respect to such Option (if any) of the Participant’s termination of employment or service as a Director or other relationship between the Company and the Participant holding the Option, a leave of absence and the Participant’s death or Disability.

(d)	Special Rules for Incentive Stock Options

(1) The aggregate Fair Market Value of shares of Common Stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of CARBO Ceramics or any of its “subsidiaries” (within the meaning of Section 424 of the Code) shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such incentive stock option is granted. In the event that the aggregate Fair Market Value of shares of Common Stock with respect to such incentive stock options exceeds $100,000, then incentive stock options granted hereunder to such Participant shall, to the extent and in the order required by regulations promulgated under the Code (or any other authority having the force of regulations), automatically be deemed to be non-qualified stock options, but all other terms and provisions of such incentive stock options shall remain unchanged. In the absence of such regulations (and authority), or in the event such regulations (or authority) require or permit a designation of which Options shall cease to constitute incentive stock options, incentive stock options granted hereunder shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be non-qualified stock options, but all other terms and provisions of such incentive stock options shall remain unchanged.

(2) No incentive stock option may be granted to an individual if at the time of the proposed grant, such individual owns stock possessing more than ten percent of the total combined voting power of all classes of stock of CARBO Ceramics or any of its “subsidiaries” (within the meaning of Section 424 of the Code), unless (i) the exercise price of such incentive stock option is at least one hundred and ten percent of the Fair Market Value of a share of Common Stock at the time such incentive stock option is granted and (ii) such incentive stock option is not exercisable after the expiration of five years from the date such incentive stock option is granted.

7.	Other Awards

(a) The Committee may grant cash-based, equity-based or equity-related awards not otherwise described herein in such amounts and subject to such terms and conditions as the Committee shall determine. Without limiting the generality of the preceding sentence, each such Other Award may (i) involve the transfer of actual shares of Common Stock to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of Common Stock, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of cash, stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units or share-denominated performance units, (iv) be designed to comply with applicable laws of jurisdictions other than the United States and (v) be designed to qualify as Performance-Based Compensation; provided, that each equity-based or equity-related Other Award shall be denominated in, or shall have a value determined by reference to, a number of shares of Common Stock that is specified (or will be determined using a formula that is specified) at the time of the grant of such Other Award. The exercise price per share of Common Stock covered by any stock appreciation right shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date on which such stock appreciation right is granted, and the compensation payable pursuant to any stock appreciation right shall not exceed the excess of the Fair Market Value of a share of Common Stock on the date on which such stock appreciation right is exercised over the exercise price.

(b) The agreement evidencing each Other Award shall specify the consequences with respect to such Award (if any) of the Participant’s termination of employment or service as a Director or other relationship between the Company and the Participant holding such Award, a leave of absence, and the Participant’s death or Disability.

(c) Notwithstanding any provision of this Plan to the contrary, and except as provided in this Section 7(c) and with respect to Performance-Based Compensation as described in Section 8 hereof, Awards shall not vest more rapidly than ratably over a three-year period; provided, however, that (i) to the extent permitted by Section 409A of the Code, the Committee may, in its sole discretion, provide for accelerated vesting of any such Award on account of a Participant’s retirement, death, Disability, leave of absence, termination of employment or any other similar event, (ii) to the extent permitted by Section 409A of the Code, the Committee may, in its sole discretion, provide for accelerated vesting of any such Award upon the achievement of performance criteria specified by the Committee, related to a period of performance of one year or more, and (iii) up to twenty percent (20%) of the shares of Common Stock reserved for issuance under the Plan may be granted subject to Awards with such other vesting requirements (if any) as the Committee may establish in its sole discretion (which number of shares shall not include any shares subject to Performance-Based Compensation Awards).

8.	Performance-Based Compensation

(a)	Calculation

The amount payable with respect to an Award that is intended to qualify as Performance-Based Compensation shall be determined in any manner permitted by Section 162(m) of the Code.

(b)	Discretionary Reduction

The Committee may, in its discretion, reduce or eliminate the amount payable to any Participant with respect to an Award that is intended to qualify as Performance-Based Compensation, based on such factors as the Committee may deem relevant, but the Committee may not increase any such amount above the amount established in accordance with the relevant Performance Schedule. For purposes of clarity, the Committee may exercise the discretion provided for by the foregoing sentence in a non-uniform manner among Participants.

(c)	Performance Measures

The Performance Targets upon which the payment or vesting of any Award (other than Options and stock appreciation rights) to a Covered Employee that is intended to qualify as Performance-Based Compensation depends shall relate to one or more of the following Performance Measures: (i) net income or operating net income (before or after taxes, interest, depreciation, amortization, and/or nonrecurring/unusual items), (ii) return on assets, return on capital, return on equity, return on economic capital, return on other measures of capital, return on sales or other financial criteria, (iii) revenue or net sales, (iv) gross profit or operating gross profit, (v) cash flow, (vi) productivity or efficiency ratios, (vii) share price or total stockholder return, (viii) earnings per share, (ix) budget and expense management, (x) customer and product measures, including market share, high value client growth, and customer growth, (xi) working capital turnover and targets, (xii) margins, (xiii) economic value added or other value added measurements, (xiv) sales volume or other sales performance criteria, (xv) goals related to the research, development, implementation or marketing of new products or business initiatives, and (xvi) safety record and/or performance, as determined by statistical or numerical calculations for safety matters, such as number of lost-time accidents or total recordable incidence rate (TRIR), in any such case (A) considered absolutely or relative to historic performance or relative to one or more other businesses and (B) determined for the Company or any business unit or division thereof.

Within 90 days after the beginning of a Performance Period, and in any case before 25% of the Performance Period has elapsed, the Committee shall establish (I) Performance Measures and Performance Targets for such Performance Period, (II) Target Awards for each Participant, and (III) Performance Schedules for such Performance Period.

The measurement of any Performance Measure(s) may exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles and as identified in the Company’s audited financial statements, including the notes thereto. Any Performance Measure(s) may be used to measure the performance of any Participant or group of Participants, or the Company or a Subsidiary as a whole or any business unit of the Company or any Subsidiary or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or a published or special index that the Committee, in its sole discretion, deems appropriate.

Nothing in this Section 8 is intended to limit the Committee’s discretion to adopt conditions with respect to any Award that is not intended to qualify as Performance-Based Compensation that relate to performance other than the Performance Measures. In addition, the Committee may, subject to the terms of the Plan, amend previously granted Awards in a way that disqualifies them as Performance-Based Compensation.

In the event that the requirements of Section 162(m) of the Code and the regulations thereunder change to permit Committee discretion to alter the Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

9.	Payments and Deferrals

(a) Payment of vested Awards may be in the form of cash, Common Stock or combinations thereof as the Committee shall determine, subject to such terms, conditions, restrictions and limitations as it may impose. The Committee may (i) postpone the exercise of Options or stock appreciation rights (but not beyond their expiration dates), (ii) require or permit Participants to elect to defer the receipt or issuance of shares of Common Stock pursuant to Awards or the settlement of Awards in cash under such rules and procedures as it may establish, in its discretion, from time to time, (iii) provide for deferred settlements of Awards including the payment or crediting of earnings on deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in common share equivalents, (iv) stipulate in any agreement evidencing an Award, either at the time of grant or by subsequent amendment, that a payment or portion of a payment of an Award be delayed in the event that Section 162(m) of the Code (or any successor or similar provision of the Code) would disallow a tax deduction by the Company for all or a portion of such payment; provided, that the period of any such delay in payment shall be until the payment, or portion thereof, is tax deductible, or such earlier date as the Committee shall determine in its sole discretion. Notwithstanding the forgoing, with respect to any Award subject to Section 409A of the Code, the Committee shall not take any action described in the preceding sentence unless it determines that such action will not result in any adverse tax consequences for any Participant under Section 409A of the Code.

(b) If, pursuant to any Award granted under the Plan, a Participant is entitled to receive a payment on a specified date, such payment shall be deemed made as of such specified date if it is made (i) not earlier than 30 days before such specified date and (ii) not later than December 31 of the year in which such specified date occurs or, if later, the fifteenth day of the third month following such specified date, in each case provided that the Participant shall not be permitted, directly or indirectly, to designate the taxable year in which such payment is made.

(c) Notwithstanding the foregoing, if a Participant is a Specified Employee at the time of his or her Separation from Service, any payment(s) with respect to any Award subject to Section 409A of the Code to which such Participant would otherwise be entitled by reason of such Separation from Service shall be made on the date that is six months after the Participant’s Separation from Service (or, if earlier, the date of the Participant’s death).

(d) If, pursuant to any Award granted under the Plan, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the same meaning as provided in Section 1.409A-2(b)(2)(iii) of the Treasury Regulations.

10.	Adjustment Upon Certain Changes

(a) In the event of any change in the Company’s capital structure on account of (i) any extraordinary dividend, stock dividend, stock split, reverse stock split, or any similar equity restructuring, or (ii) any combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization, divesture or other distribution (other than ordinary cash dividends) of assets to stockholders, or any other similar event affecting the Company’s capital structure, to the extent necessary to prevent the enlargement or diminution of the rights of Participants, the Committee shall make such adjustments as it deems necessary or appropriate to (A) the maximum number of shares of Common Stock that may be issued through Awards under the Plan, (B) the maximum number of shares of Common Stock that may be issued through Options under the Plan, (C) to the extent permitted under Section 162(m) of the Code, the maximum number of shares that may be granted to any individual Participant under the Plan; (D) the number or kind of shares subject to an outstanding Award; (E) subject to the limitation contained in Section 10(d), the exercise price applicable to an outstanding Award; (F) to the extent permitted under Section 162(m) of the Code, any measure of performance that relates to an outstanding Award; and (G) any other terms or conditions of outstanding Awards as the Committee in its discretion deems appropriate, in each case in order to reflect such change in the Common Stock.

(b) Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), the Awards outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Common Stock subject to any such Awards would have received in such merger or consolidation (it being understood that if, in connection with such transaction, the stockholders of the Company retain their shares of Common Stock and are not entitled to any additional or other consideration, the Awards shall not be affected by such transaction).

(c) In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall (x) provide for the exchange of each Option or Other Award outstanding immediately prior to such event (whether or not then exercisable or vested) for a right with respect to some or all of the property for which the stock underlying such Option or Other Award is exchanged and, incident thereto, make any adjustment in the exercise price of the Options or stock appreciation rights or the number or kind of securities or amount of property subject to any Award and/or (y) cancel, effective immediately prior to such event, any outstanding Award (whether or not exercisable or vested) and in full consideration of such cancellation pay to the Participant an amount in cash, with respect to each underlying share of Common Stock, equal to the excess of (A) the value, as determined by the Committee in its discretion of securities and/or property (including cash) received by such holders of shares of Common Stock as a result of such event over (B) the exercise price, if applicable, in each case, as the Committee may consider, in its sole discretion, necessary or appropriate to prevent dilution or enlargement of rights.

(d) Notwithstanding any provision of this Plan to the contrary, in no event shall (i) any repricing (within the meaning of U.S. generally accepted accounting principles or any applicable stock exchange rule) of Awards issued under the Plan be permitted at any time under any circumstances or (ii) any new Awards be issued in substitution for outstanding Awards previously granted to Participants if such action would be considered a repricing (within the meaning of U.S. generally accepted accounting principles or any applicable stock exchange rule).

(e) Notwithstanding anything to the contrary in this Section 10, any action taken under this Section 10: (i) with respect to incentive stock options, shall be taken only to the extent that it does not constitute a “modification” within the meaning of Section 424(h)(3) of the Code, (ii) shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act, (iii) with respect to

Awards subject to Section 409A of the Code, shall conform to the requirements of Section 409A of the Code, and (iv) with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, shall be taken only to the extent that the Committee determines that such actions may be taken without causing the Company to be denied a tax deduction on account of Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment, substitution, cancellation or other action hereunder and, upon notice, such adjustment, substitution, cancellation or other action shall be conclusive and binding for all purposes. Notwithstanding the foregoing, the Committee may, in its discretion, decline to take action under this Section 10 with respect to any Award if the Committee determines that such action would violate (or cause the Award to violate) applicable law or result in adverse tax consequences to the Participant or to the Company. No provision of this Section 10 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

(f) Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of CARBO Ceramics or any other corporation. Except as expressly provided in the Plan, no issuance by CARBO Ceramics of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Award.

11.	Rights Under the Plan

Except as otherwise expressly provided in any Award grant agreement, no person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Award granted pursuant to the Plan until the date (if any) of the issuance of a stock certificate with respect to such shares or the date as of which the Company records the Participant or his or her nominee as the owner of such shares, free and clear of any restrictions or conditions pursuant to the Plan or any grant agreement hereunder, in its books and records. Except as otherwise expressly provided in Section 10 hereof, no adjustment of any Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued or such record is made. Nothing in this Section 11 is intended, or should be construed, to limit the authority of the Committee to cause the Company to make payments based on the dividends that would be payable with respect to any share of Common Stock underlying an Award if such share were issued or outstanding on the record date of such dividends, or from granting rights hereunder related to such dividends.

The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

12.	No Special Employment Rights; No Right to Award

(a) Nothing contained in the Plan or any Award shall confer upon any Participant any right with respect to the continuation of his or her employment by or service to the Company or interfere in any way with the right of the Company at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.

(b) No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant any subsequent Award to such Participant (or any Award to any other Participant or other person) at any time, nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

13.	Securities Matters

(a) CARBO Ceramics shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state or non-U.S. laws. Notwithstanding anything herein to the contrary, CARBO Ceramics shall not be obligated to cause to be issued or delivered any certificates evidencing shares or recordation by the Company of the Participant or his or her nominee as the owner of Common Stock pursuant to the Plan unless and until CARBO Ceramics is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition to the issuance and delivery of certificates evidencing shares or recordation by the Company of the Participant or his or her nominee as the owner of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee deems necessary or desirable.

(b) The exercise of any Option granted hereunder shall only be effective at such time as counsel to CARBO Ceramics shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws and regulations and the requirements of any securities exchange on which shares of Common Stock are traded. CARBO Ceramics may, in its sole discretion, defer the effectiveness of an exercise of an Option hereunder or the issuance or transfer of shares of Common Stock pursuant to any Award pending or to ensure compliance under federal, state or non-U.S. securities laws. CARBO Ceramics shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or the issuance or transfer of shares of Common Stock pursuant to any Award. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

14.	Withholding Taxes

(a)	Payment of Taxes

Participants shall be solely responsible for any applicable taxes (including without limitation income and excise taxes) and penalties, and any interest that accrues thereon, which they incur in connection with the receipt, vesting, settlement or exercise of any Award. Notwithstanding any provision of this Plan to the contrary, in no event shall the Company or any Subsidiary be liable to a Participant on account of an Award’s failure to (i) qualify for favorable U.S. or non-U.S. tax treatment or (ii) avoid adverse tax treatment under U.S. or non-U.S. law, including, without limitation, Section 409A of the Code.

(b)	Cash Remittance

Whenever shares of Common Stock are to be issued upon the exercise, grant or vesting of an Award, and whenever any cash amount shall become payable in respect of any Award, CARBO Ceramics shall have the right to require the Participant to remit to CARBO Ceramics in cash an amount sufficient to satisfy federal, state, local and/or non-U.S. withholding tax requirements, if any, attributable to such exercise, grant, vesting or payment prior to the delivery of any certificate or certificates for such shares or recordation by the Company of the Participant or his or her nominee as the owner of such shares or the effectiveness of the lapse of such restrictions or making of such payment. In addition, upon the exercise or settlement of any Award in cash, or any payment with respect to any Award, CARBO Ceramics shall have the right to withhold from any payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state, local and/or non-U.S. withholding tax requirements, if any, attributable to such exercise, settlement or payment.

(c)	Stock Remittance

At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise, grant or vesting of an Award, the Participant may tender to CARBO Ceramics a number of shares of Common Stock that have been owned by the Participant for at least six months (or such other period as the Committee may determine) having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy the minimum federal, state, local and/or non-U.S. withholding tax requirements, if any, attributable to such exercise, grant or vesting, but not greater than the minimum withholding obligations. Such election shall satisfy the Participant’s obligations under Section 14(a) hereof, if any.

(d)	Stock Withholding

At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise, grant or vesting of an Award, CARBO Ceramics shall withhold a number of such shares having a Fair Market Value at the exercise date determined by the Committee to be sufficient to satisfy the minimum federal, state, local and/or non-U.S. withholding tax requirements, if any, attributable to such exercise, grant or vesting, but not greater than the minimum withholding obligations. Such election shall satisfy the Participant’s obligations under Section 14(a) hereof, if any.

15.	Amendment or Termination of the Plan

(a) The Plan and any Award may be amended, suspended or terminated at any time by the Board, provided that no amendment shall be made without stockholder approval, if stockholder approval is required under then applicable law, including any applicable tax, stock exchange or accounting rules, and further provided that no amendment to the Plan or any Award shall violate the prohibition on repricing contained in Section 10(d). Notwithstanding the foregoing, with respect to Awards subject to Section 409A of the Code, any amendment, suspension or termination of the Plan or any such Award shall conform to the requirements of Section 409A of the Code. Except as otherwise provided in Section 15(b), no termination, suspension or amendment of the Plan or any Award shall adversely affect the right of any Participant with respect to any Award theretofore granted, as determined by the Committee, without such Participant’s written consent.

(b) The Committee may amend or modify the terms and conditions of an Award to the extent that the Committee determines, in its sole discretion, that the terms and conditions of the Award violate or may violate Section 409A of the Code; provided, however, that (i) no such amendment or modification shall be made without the Participant’s written consent if such amendment or modification would violate the terms and conditions of any other agreement between the Participant and the Company and (ii) unless the Committee determines otherwise, any such amendment or modification of an Award made pursuant to this Section 15(b) shall maintain, to the maximum extent practicable, the original intent of the applicable Award provision without contravening the provisions of Section 409A of the Code. The amendment or modification of any Award pursuant to this Section 15(b) shall be at the Committee’s sole discretion and the Committee shall not be obligated to amend or modify any Award or the Plan, nor shall the Company be liable for any adverse tax or other consequences to a Participant resulting from such amendments or modifications or the Committee’s failure to make any such amendments or modifications for purposes of complying with Section 409A of the Code or for any other purpose. To the extent the Committee amends or modifies an Award pursuant to this Section 15(b), the Participant shall receive notification of any such changes to his or her Award and, unless the Committee determines otherwise, the changes described in such notification shall be deemed to amend the terms and conditions of the Award and the applicable agreement governing the terms of such Award.

16.	No Obligation to Exercise

The grant to a Participant of an Award shall impose no obligation upon such Participant to exercise such Award.

17.	Transfers Upon Death

Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Award, or the right to exercise any Award, shall be effective to bind CARBO Ceramics unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Award.

18.	Expenses and Receipts

The expenses of the Plan shall be paid by CARBO Ceramics. Any proceeds received by CARBO Ceramics in connection with any Award will be used for general corporate purposes.

19.	Change in Control.

(a) Unless otherwise set forth in the instrument evidencing an Award, upon a Change in Control, (i) each outstanding Award that is eligible to vest based solely on the passage of time and/or the Participant’s continued service to the Company shall become fully vested and exercisable or settled in cash or stock, as applicable, and all restrictions thereon shall lapse and (ii) each outstanding Award that is eligible to vest based on the achievement of performance criteria shall vest and become exercisable or settled in cash or stock, as applicable, and the restrictions thereon shall lapse, with respect to the number of shares of Common Stock underlying such Award or the amount of cash that is equal to (a) the total number of shares of Common Stock underlying such Award or cash amount under an Award (including a Participant’s Target Award) that is eligible to vest based on performance during a performance period that includes the date of the Change in Control multiplied by (b) a fraction, the numerator of which is the number of days during such performance period that have elapsed prior to (and including) the date of the Change in Control and the denominator of which is the total number of days in such performance period, in each case as determined by the Committee. Any portion of a performance-based vesting award that does not vest pursuant to clause (ii) of the preceding sentence shall be forfeited as of the date of the Change in Control and the Participant shall have no further rights with respect thereto. With respect to any Award not described in the first sentence of this Section 19, the effect of a Change in Control on such Award (if any) shall be set forth in the instrument governing the terms of such Award.

(b) For purposes of the Plan and any agreement governing the terms of any Award hereunder, the term “Change in Control” means the occurrence of any of the following after the Effective Date: (i) the occurrence of a change in control of the Company of a nature that would be required to be reported or is reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the Effective Date, pursuant to Sections 13 or 15(d) of the Exchange Act; or (ii) any Person is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s outstanding securities (other than any Person who was a “beneficial owner” of securities of the Company representing 30% or more of the combined voting power of the Company’s outstanding securities prior to the Effective Date); or (iii) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board, provided that any person becoming a director subsequent to the Effective Date whose appointment to fill a vacancy or to fill a new Board position was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company’s stockholders was approved by the same nominating committee serving under an Incumbent Board, shall be, for purposes of this clause (iii), considered as though he were a member of the Incumbent Board; or (iv) the occurrence of any of the following of which the Incumbent Board does not approve (A) merger or consolidation in which the Company is not the surviving corporation or (B) sale of all or substantially all of the assets of the Company; or (v) consummation of a plan of reorganization, merger or consolidation of the Company with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan of reorganization are exchanged or converted into cash or property or securities not issued by the Company, which was approved by stockholders pursuant to a proxy statement soliciting proxies from stockholders of the Company, by someone other than the then current management of the Company.

Notwithstanding the foregoing and for the purposes of timing of payment, distribution or settlement only, a Change in Control shall not be deemed to occur under this Section 19 of this Plan with respect to any Award that constitutes “non-qualified deferred compensation” within the meaning of Section 409A of the Code, unless the events that have occurred would also constitute a “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Department Final Regulation 1.409A-3(i)(5), or any successor thereto.

20.	Governing Law

The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

21.	Effective Date and Term of Plan

The 2014 CARBO Ceramics Inc. Omnibus Incentive Plan was adopted by the Board on January 21, 2014, subject to the approval of the Plan by the stockholders of CARBO Ceramics. No grants of Awards may be made under the Plan after the fifth anniversary of the Effective Date.

CARBO CERAMICS INC.

IMPORTANT ANNUAL MEETING INFORMATION

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000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 19, 2014.

Vote by Internet

Go to www.investorvote.com/CRR

Or scan the QR code with your smartphone

Follow the steps outlined on the secure website

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTIONS ARE INDICATED, WILL BE VOTED FOR THE NOMINEES AND FOR PROPOSALS 2, 3 AND 4.

A Proposals - The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. To elect eight Directors. The Board of Directors recommends a vote FOR the nominees below.

01 - Sigmund L. Cornelius 02 - Chad C. Deaton 03 - James B. Jennings 04 - Gary A. Kolstad

05 - H. E. Lentz, Jr. 06 - Randy L. Limbacher 07 - William C. Morris 08 - Robert S. Rubin

Mark here to vote Mark hereto WITHHOLD For All EXCEPT – To withhold authority to vote for any

FOR all nominees vote from all nominees nominee(s), write the name(s) of such nominee(s) below.

2. Proposal to approve the 2014 CARBO Ceramics Inc. Omnibus Incentive Plan.

3. Proposal to ratify the appointment of Ernst & Young LLP, certified public accountants, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

4. Proposal to approve, by advisory vote, the compensation of the named executive officers.

5. In their discretion, to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the nominees and FOR proposals 2, 3 and 4.

B Non-Voting Items

Change of Address - Please print new address below.

Comments - Please print your comments below.

C Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) - Please print date below.

Signature 1 - Please keep signature within the box.

Signature 2 - Please keep signature within the box.

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Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The Proxy Statement and the 2013 Annual Report to Stockholders are available at:

http://www.carboannualmeeting.com

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy - CARBO CERAMICS INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CARBO CERAMICS INC.

The undersigned hereby appoints Gary A. Kolstad, R. Sean Elliott, Ernesto Bautista, III, or any one of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of CARBO Ceramics Inc., held of record by the undersigned on March 24, 2014, at the Annual Meeting of Stockholders to be held on May 20, 2014, or any adjournment or continuation thereof.

(Continued and to be marked, dated and signed, on the other side)